UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
SCHEDULE 14A	Estimated average burden hours per response... 14

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

Interland, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

SEC 1913 (04-05) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

INTERLAND, INC.
303 Peachtree Center Avenue, Suite 500
Atlanta, Georgia 30303

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

Notice is Hereby Given that the 2005 Annual Meeting of Shareholders of Interland, Inc., a Minnesota corporation (“Interland” or the “Company”), will be held on August 31, 2005, at 10:00 a.m., Eastern Time, at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326, for the following purposes:

1.	To elect directors to serve until their successors are elected and qualified.

2.	To approve a proposal to adopt the Interland, Inc. 2005 Equity Incentive Plan.

3.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

These items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on July 14, 2005 are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

Your vote is important, regardless of the number of shares that you own.

All shareholders are cordially invited to attend the meeting in person. Shareholders will be required to furnish proof of ownership of the Company’s common stock before being admitted to the meeting. Shareholders holding shares in the name of a broker, bank or other nominee must bring a statement from the broker, bank or nominee confirming their ownership of the Company’s common stock.

To ensure your representation at the meeting in the event you cannot attend, you are urged to return a proxy as soon as possible. Shareholders may vote, sign, date and return the enclosed proxy in the postage-prepaid envelope provided. As an alternative to using the paper proxy to vote, shareholders may vote electronically via the Internet or by telephone. Please see the proxy statement for additional details. Shareholders attending the meeting may vote in person, even if they have returned a proxy.

Financial and other information about the Company is contained in the enclosed Annual Report and Form 10-K, as amended, for the fiscal year ended August 31, 2004.

By Order of the Board of Directors,

Allen L. Shulman,
Corporate Secretary

Atlanta, Georgia
August 16, 2005

Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

INTERLAND, INC.
303 Peachtree Center Avenue, Suite 500
Atlanta, Georgia 30303

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

General

The enclosed proxy is solicited on behalf of the board of directors of Interland, Inc., a Minnesota corporation (the “Company”), for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on August 31, 2005, at 10:00 a.m., Eastern Time, or at any adjournment or postponement of the meeting. The meeting will be held at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326. The purposes of the meeting are described in this proxy statement and the accompanying Notice of 2005 Annual Meeting of Shareholders. This proxy statement and the enclosed proxy are first being mailed on or about August 16, 2005 to all shareholders entitled to vote at the meeting. An Annual Report to shareholders for the fiscal year ended August 31, 2004 is enclosed with this proxy statement.

The Company’s principal executive offices are located at 303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia 30303 and its telephone number is (404) 260-2477.

Voting of Proxies

By executing and returning the proxy either by returning the paper proxy or by submitting your proxy by telephone or electronically via the Internet, you are authorizing Jeffrey M. Stibel, Allen L. Shulman and Jonathan B. Wilson to represent you and vote your shares at the meeting according to your instructions.

Shareholders with shares held directly or in an account at a brokerage firm may vote those shares by calling the telephone number or accessing the Internet site referenced in your voting form. Votes submitted electronically by the Internet or telephone must be received by midnight, Eastern Time, on August 30, 2005.

The Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that the shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

The giving of a proxy will not affect your right to vote in person should you decide to attend the meeting. Shareholders holding shares in the name of a broker or other nominee who wish to vote in person at the meeting must bring a statement from the broker or nominee confirming ownership of the Company’s common stock.

Revocability of Proxies

A person giving a proxy may revoke it at any time before it is voted by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the meeting, the shareholder must bring to the meeting a statement from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of shares.

Expenses of Soliciting Proxies

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company’s directors, officers and employees may solicit proxies personally or by telephone, facsimile, telegram or by electronic means without additional compensation. The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation. The fee to be paid such firm is not expected to be approximately $15,000, plus reasonable out-of-pocket costs and expenses.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Record Date

Only shareholders of record at the close of business on July 14, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

Outstanding Shares

The Company has only one class of stock outstanding, the Company’s common stock, $0.01 par value per share. As of the Record Date, 16,108,019 shares of common stock were issued and outstanding.

Voting Rights

Each shareholder is entitled to one vote for each share of common stock held as of the Record Date for all matters. A majority of all votes eligible to be cast is required to establish a quorum for the transaction of business at the meeting. Shares that are voted “for,” “against,” “withhold” or “abstain” are treated as present at the meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the meeting (the “Votes Cast”) with respect to each matter. Abstentions will have the same effect as votes against a proposal. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information with respect to the common stock of the Company, as of August 15, 2005, with respect to (i) persons known by the Company to beneficially own more than 5% of the Company’s common stock, (ii) each director and director nominee of the Company, (iii) each Named Executive Officer of the Company listed in the “Summary Compensation Table” below, and (iv) all current directors and executive officers of the Company as a group.

	Interland, Inc. Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
PAR Investment Partners, L.P. (2)	2,000,000	12.2%
Husic Capital Management L.P. (3)	1,689,730	10.3%
Dimensional Fund Advisors, Inc. (4)	1,252,253	7.7%
Seymour Holtzman (5)	896,172	5.5%
Jewelcor Management, Inc. (5)	896,172	5.5%
Royce & Associates LLC (6)	843,700	5.2%
Joel J. Kocher (7)	485,090	2.9%
Jeffrey M. Stibel (8)	470,948	2.9%
Robert T. Slezak (9)	108,150	*
Allen L. Shulman (10)	78,500	*
Robert Lee (11)	53,800	*
John B. Balousek (12)	43,400	*
Juan G. Troncoso (13)	25,692	*
Peter Delgrosso (14)	17,565	*
William J. Jones (15)	16,000	*
Richard V. Pitrolo (16)	15,000	*
Edward L. Shapiro (17)	23,300	*
John Patrick Crecine (18)	22,300	*
Efrem Gerszberg (19)	0	—
Alex Kazerani	0	—

All current directors and executive officers as a Group (18 persons)	2,404,827	13.2%

*	Less than 1%

1.	Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. All holdings have been adjusted to reflect the 1-for-10 reverse stock split effective August 1, 2003.

2.	Information is based in part on Schedule 13G filed on February 12, 2002 by PAR Investment Partners, L.P. Represents 2,000,000 shares held by PAR Investment Partners, L.P. (“PAR Investment”), of which PAR Group, L.P. is a general partner. PAR Capital Management, Inc. provides investment management services for PAR Investment. Edward L. Shapiro, who has served as a member of the board of directors of Interland since March 2002, is a Vice President and shareholder of PAR Capital Management, Inc., and a limited partner of PAR Group, L.P. Does not include 23,300 shares subject to currently exercisable options owned by Mr. Shapiro. PAR Capital Management, Inc. is a reporting company under the Exchange Act. The principal officer for PAR Investment, PAR Group, L.P. and PAR Capital Management, Inc. is One International Place, Suite 2401, Boston, MA 02110.

3.	Information is based on Schedule 13G filed on July 18, 2005 by (i) Husic Capital Management, a California limited partnership and registered investment adviser (“Husic Capital”), (ii) Frank J. Husic and Co., a California corporation (“Corporate G.P.”) and (iii) Frank J. Husic. Corporate G.P. controls Husic Capital by virtue of its position as the sole general partner of Husic Capital. Mr. Husic controls Husic Capital by virtue of Mr. Husic’s position as the sole shareholder of Corporate G.P. Husic Capital’s beneficial ownership of the Common Stock is direct as a result of Husic Capital’s discretionary authority to buy, sell, and vote shares of such Common Stock for its investment advisory clients. Corporate G.P.’s beneficial ownership of Common Stock is indirect as a result of its control of Husic Capital. Mr. Husic’s beneficial ownership of Common Stock is indirect as a result of Mr. Husic’s stock ownership in Corporate G.P. The beneficial ownership of the Corporate G.P. and Mr. Husic is reported solely because Rules 13d-1(a) and (b) under the Securities Exchange Act of 1934, as amended, require any person who is “directly or indirectly” the beneficial owner of more than five percent of any equity security of a specified class to file a Schedule 13G within the specified time period.. The principal office for Husic Capital Management, L.P. is at 555 California Street, Suite 2900, San Francisco, California 94104.

4.	Information is based on Schedule 13F filed on May 9, 2005. Dimensional Fund Advisors, Inc. is the institutional investment manager for the following funds which hold the stock: DFA US Small Cap Value Portfolio; DFA Tax-Managed US Small Cap Value Portfolio; DFA US Micro Cap Portfolio; DFA US Small Cap Portfolio; DFA Tax-Managed US Small Cap Portfolio; DFA Tax-Managed US Marketwide Value Portfolio; DFA Variable-Small Value Portfolio; DFA Tax-Managed US Equity Portfolio; SA US Small Company Fund; and, DFA US Small Xm Value Portfolio. The principal office for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

5.	Includes 896,172 shares held by S.H. Holdings, Inc. Information is based in part on Schedule 13D filed jointly by Mr. Holtzman, Jewelcor Management, Inc. and S.H. Holdings, Inc. on July 21, 2004. Mr. Holtzman may be deemed to have shared voting and investment power over 896,172 shares beneficially owned by Jewelcor Management Inc. (JMI), of which Mr. Holtzman is the chairman, president and chief executive officer and indirectly, with his wife, the primary shareholder. The principal office for both companies is 100 N. Wilkes Barre Blvd., Wilkes Barre, Pennsylvania 18702.

6.	Information is based on Schedule 13G filed January 31, 2005. Royce & Associates LLC is the institutional investment manager for the following funds which hold the stock: Royce Opportunity Fund; Legg Mason Global Fund plc; and, Royce Micro Cap Trust. The principal office of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

7.	Includes 455,945 shares subject to options held by Mr. Kocher that are exercisable within 60 days after August 15, 2005.

8.	Includes 141,666 shares subject to options held by Mr. Stibel that are exercisable within 60 days after August 15, 2005.

9.	Includes 23,300 shares subject to options held by Mr. Slezak that are exercisable within 60 days after August 15, 2005.

10.	Includes 78,500 shares subject to options held by Mr. Shulman that are exercisable within 60 days after August 15, 2005.

11.	Includes 32,200 shares subject to options held by Mr. Lee that are exercisable within 60 days after August 15, 2005.

12.	Includes 32,200 shares subject to options held by Mr. Balousek that are exercisable within 60 days after August 15, 2005.

13.	Includes 25,357 shares subject to options held by Mr. Troncoso that are exercisable within 60 days after August 15, 2005.

14.	Includes 16,665 shares subject to options held by Mr. Delgrosso that are exercisable within 60 days after August 15, 2005.

15.	Includes 16,000 shares subject to options held by Mr. Jones that are exercisable within 60 days after August 15, 2005. Effective August 5, Mr. Jones is no longer an executive officer of the Company.

16.	Includes 15,000 shares subject to options held by Mr. Pitrolo that are exercisable within 60 days after August 15, 2005.

17.	Includes 23,300 shares subject to options held by Mr. Shapiro that are exercisable within 60 days after August 15, 2005.

18.	Includes 22,300 shares subject to options held by Dr. Crecine that are exercisable within 60 days after August 15, 2005.

19.	Does not include shares held by Jewelcor Management, Inc. and S. H. Holdings, Inc. Mr. Gerszberg is an officer of Jewelcor Management, but does not exercise control over its securities.

DIRECTORS AND EXECUTIVE OFFICERS

As described under Proposal One below, proxies will be voted for the election of the following nominees as directors to serve upon the expiration of their current term ending on August 31, 2005 until their successors are duly elected and qualified. The board of directors has no reason to believe that any of the nominees will be unavailable for service if elected, but if any are unavailable, proxies may be voted for such substitute as the board may designate.

Name	Age	Position
Seymour Holtzman	69	Chairman of the Board of Directors
Jeffrey M. Stibel	32	Chief Executive Officer and Director
John B. Balousek	60	Director
John Patrick Crecine, PhD	65	Director
Efrem Gerszberg	31	Director
Alex Kazerani	32	Director
Joel J. Kocher	49	Director
Robert Lee	56	Director
Robert T. Slezak	48	Director

SEYMOUR HOLTZMAN was appointed as Chairman of the Board of Directors of the Company in August 2005. He has been Chief Executive Officer since June 2004, and Chairman of the board of directors since January 2001, of MM Companies, Inc. (OTCBB: MMCO). From April 2003 to May 2004, Mr. Holtzman was Co-Chief Executive Office and Co-Chairman of the board of LQ Corporation, Inc. (NASDAQ:LQID). Mr. Holtzman has been involved in the retail business for over 30 years. For many years he has been the President and Chief Executive Office of Jewelcor, Inc., formerly a New York Stock Exchange company that operated a chain of retail stores. From 1986 to 1988, Mr. Holtzman was the Chairman of the Board and Chief Executive Officer of Gruen Marketing Corp, an American Stock Exchange company involved in the nationwide distribution of watches. For at least the last five years, Mr. Holtzman has been the Chairman and Chief Executive Officer of Jewelcor Management, Inc., an entity primarily engaged in investment and management services; C.D. Peacock, Inc., a prominent Chicago, Illinois retail jewelry establishment; and S.A. Peck & Company, a retail and mail order jewelry company based in Chicago, Illinois. In addition to the Company, Mr. Holtzman is a member of the board of directors and the Chairman of the board of one other public company, Casual Male Retail Group, Inc. (NASDAQ:CMRG), and is a member of the board of directors of Home Décor Products, Inc., a privately held company. Mr. Holtzman is a shareholder activist and has been an investor in banks and savings and loans since 1972.

JEFFREY M. STIBEL was appointed as Chief Executive Officer of the Company and a member of the Board of Directors in August 2005. From August 2000 to August 2005, Mr. Stibel was most recently Senior Vice President of United Online, Inc. (Nasdaq: UNTD), overseeing several areas including Web hosting, email, online digital photos, search and domain registration across numerous brands. Prior to working for United Online, from September 1999 to August 2000, Mr. Stibel was Chairman and CEO of Simpli.com Inc., a search and marketing technology company currently owned by ValueClick, Inc. (Nasdaq: VCLK). As a founder, he led Simpli.com from its inception and played a central role in all areas of the business, including general management, marketing, securing capital, strategic planning and business development. Mr. Stibel previously worked at GTE (Verizon) on SuperPages, an online yellow pages and ecommerce business directory. In addition, he has worked in mergers and acquisitions at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP and in marketing for The Greenfield Consulting Group. He currently serves on the board of directors for several private companies. Mr. Stibel received a master’s degree from Brown University and studied business and brain science at MIT’s Sloan School of Management and at Brown University, where he was a Brain and Behavior Fellow. Mr. Stibel was nominated to the Board pursuant to a provision in his employment agreement with the Company.

JOHN B. BALOUSEK has served as a member of the board of directors since August 1999. He currently serves as a director on the boards of Aptimus, Inc. and Central Garden & Pet Company, both publicly held companies, and several privately held firms. From 1998 to 1999, Mr. Balousek served as Executive Vice President and a founder of PhotoAlley.com, a San-Francisco-based start-up company providing electronic commerce services. He served as Chairman and CEO of True North Technologies, a digital and interactive services company of True North Communications, parent company of Foote Cone & Belding Communications, Inc., a global advertising and communications company, from March to July 1996. Mr. Balousek continued to serve as a director of True North Communications until January 1997. From 1991 to February 1996, Mr. Balousek served as President, Chief Operating Officer and Director of Foote Cone & Belding Communications.

DR. JOHN PATRICK CRECINE became a director of Interland in November 2003. Dr. Crecine is Chief Executive Officer of B.P.T., Inc., a private investor, and consultant. He was President of the Georgia Institute of Technology from 1987 to mid-1994. Previously he served as a Professor at the University of Michigan and founding director of the Institute of Public Policy Studies from 1965 to 1975. He became Dean of the College of Humanities and Social Sciences at Carnegie Mellon University in 1976, a position he held until 1983 when he became the University’s Provost and Senior Vice President for Academic Affairs. He held that position until his Georgia Tech appointment. He also has been a director of INTERMET Corporation, a publicly held company, since 1993.

EFREM GERSZBERG became a director in August 2005. He has been the President of MM Companies, Inc. (OTCBB: MMCO) since May 2004. Since July 2003, Mr. Gerszberg has been Chief Operating Officer of Jewelcor Management, Inc., an entity primarily engaged in investment and management services. Prior to joining Jewelcor Management, from 1999 through 2003, Mr. Gerszberg was a proprietary trader of equities and futures for JP Capital, Carlin Trading and Schoenfeld Securities. Since its inception in 1993, Mr. Gerszberg has served on the Board of Directors and Strategic Advisory Panel of Ecko Unlimited, a privately held young men’s apparel company. Mr. Gerszberg earned his Juris Doctor degree from Rutgers School of Law.

ALEX KAZERANI became a director in August 2005. He has been Vice President of KnowledgeBase Group of Talisma Corporation since March 2005. Prior to this position, from March 2001 to March 2005, Mr. Kazerani was Chairman and CEO of KnowledgeBase.net. Prior to establishing KnowledgeBase.net, in 2001, Mr. Kazerani founded HostPro, Inc. — an industry-leading web hosting and application services provider. In August 1999, the Company acquired HostPro, and Mr. Kazerani was named Vice President of Operations. In this role, Mr. Kazerani was responsible for developing HostPro’s Shared, Dedicated and Managed business and managing 430 employees in sales, marketing, engineering, and product development. In addition, Mr. Kazerani is a partner in several venture capital funds. Mr. Stibel’s employment agreement with the Company includes a representation that Mr. Kazerani will be nominated to the Board.

JOEL J. KOCHER has served as a member of the board of directors since 1998. He joined the Company in January 1998 as President, Chief Operating Officer, and Director. He was appointed Chairman and Chief Executive Officer in June 1998, and served as Chief Executive Officer and Chairman until August 2005. Prior to joining the Company, Mr. Kocher served as President and Chief Operating Officer at Power Computing Corporation, a personal computer company, from December 1996 until August 1997. He served as Executive Vice President and then Chief Executive Officer of Artistsoft, Inc., a computer networking and telephony company, from August 1994 to January 1996. From 1987 to 1994, he held several senior executive positions with Dell Computer Corporation, including President, Worldwide Sales, Marketing and Services.

ROBERT LEE has served as a member on the board of directors since April 1999. He is currently also a director on the boards of Blue Shield of California, Broadvision, Inc. and Netopia, Inc. From 1995 to May 1998, Mr. Lee served as President of Business Communications Services for Pacific Bell. Mr. Lee also served as Executive Vice President, California Market Group, for Pacific Bell from 1993 to 1995.

ROBERT T. SLEZAK has served as a member on the board of directors since August 2001. He currently also serves as a director on the boards of Pegasus Communications Corp. and Matrix Bancorp, Inc., both of which are publicly held companies. Mr. Slezak has worked as an independent management consultant since November 1999. From October 1989 to November 1999, Mr. Slezak served as Chief Financial Officer of Ameritrade Holding Corporation, managing the accounting, finance, tax, mergers and acquisitions and regulatory reporting functions of this online brokerage firm.

Edward L. Shapiro declined to be named as a nominee as a director.

Set forth below is information regarding executive officers of the Company who are not also directors:

PETER DELGROSSO joined the Company as Vice President of Corporate Communications in August, 2005. Prior to Interland, Mr. Delgrosso held management positions with United Online, Inc., an internet service provider, from August 2000 to July 2005, including serving as the Vice President of Corporate Communications from April to July 2005. From September 1999 to August 2000, Mr. Delgrosso served as Director of Corporate Communications for Simpli, Inc., a marketing and technology firm.

DENISE GREY was elected Vice President of Marketing, Sales and Business Development in January 2005 with responsibility for both revenue growth and market share penetration. Ms. Grey has more than 20 years of experience in strategic technology marketing and sales management. Before joining Interland, Ms. Grey served as Chief Marketing Officer (CMO) for Verso Technologies from August 2001 to December 2004, where she led the company’s entrance into the $4 billion VoIP equipment and software market, including integrating and restructuring the company towards a single-market focus. Prior to that, as Ms. Grey was Chief Marketing Officer and Business Unit President for Eltrax Systems from June 1999 to August 2001. Ms. Grey is a founding member of Atlanta’s Chief Marketing Officer Roundtable, and was a finalist for the Technology Association of Georgia’s 2000 Women in Technology award. She holds a master’s degree from Georgia State University in Computer Information Systems and a Bachelor’s Degree in Management Information Systems from James Madison University.

RICHARD V. PITROLO is the Vice President of Service Delivery and joined the Company on November 10, 2003. In his current role, Mr. Pitrolo oversees all functions of the Service Delivery team. Prior to Interland, he served as Vice President of North American CRM Operations for Stream International (Solectron) from November 2002 to November 2003 and Vice President of Operations Planning from June 2000 to November 2002. He also served as the Director of Operations and Support for Inacom from August 1998 to June 2000, President and General Manager of PC Technology Services from June 1997 to July 1998, and Manager of Advanced Services at Gateway 2000 from April 1995 to June 1997.

ALLEN L. SHULMAN was elected as President and Chief Operating Officer in April 2005. Prior to that he was Senior Vice President, Chief Financial Officer and Executive Counsel since October 2002, after serving as Vice President and General Counsel upon joining the Company in November 2001. Mr. Shulman served as General Counsel of CheckFree Corporation from May 1997 until October 2001 and additionally as Chief Financial Officer from August 1998 to June 2000. From 1983 to 1996, Mr. Shulman held a number of executive positions with United Refrigerated Services, Inc., including Chief Operating Officer, Chief Financial Officer and General Counsel. From 1974 to 1983 he practiced law in New Jersey and in Chicago, where he was a partner in the firm of Conklin & Adler.

JUAN G. TRONCOSO was elected as Chief Financial Officer in April 2005. Prior to that he was Vice President of Finance & Accounting since September 2003, after serving as Vice President of Finance since joining the Company in March 2001. Prior to joining Interland, Mr. Troncoso served as Finance Director for PSINet from 2000 to 2001, Latin American Controller for Anixter International from 1999 to 2000, Director of Global Acquisitions for Chatham International from 1998 to 1999. Mr. Troncoso also held several positions at SRC International from 1986 to 1998, including Vice President of Finance & Administration, Corporate Controller and Chief Financial Officer.

JONATHAN B. WILSON joined Interland-Georgia in 2001 and was promoted to Vice President and General Counsel in January 2004. Prior to joining Interland, Mr. Wilson was the General Counsel of Pivotry Corporation, an Internet start-up from July 2000 to November 2000. Before July 2000, Mr. Wilson was an attorney with King & Spalding for approximately two years. As an attorney, Mr. Wilson’s primary expertise is in the law governing the Internet and Intellectual Property. Mr. Wilson is the Chair of the Internet Industry Committee for the ABA’s Public Utility, Communications and Transportation Law Section and has served in that capacity since founding the committee in 1997.

GLENN R. HOFMANN joined the Company in 1998 as Director of Internal Audit. Mr. Hofmann has also held management positions in Project Management, was the AVP of Information Technologies and was most recently promoted to Vice President of Shared Hosting Services in April 2004. Prior to joining Interland, Mr. Hofmann was Application Supervisor of Dakota Clinic, Ltd. from July 1996 to August 1998.

Mr. Hofmann brings over 17 years of diverse business experience to this position focused primarily in the areas of systems implementation, project management and team leadership.

CORPORATE GOVERNANCE

Information Regarding the Board of Directors and Its Committees

The board of directors currently consists of ten directors. In connection with the Annual Meeting the directors have approved a decrease in the size of the board to nine directors, to reflect Mr. Shapiro’s departure from the board. The board has determined that the following seven directors are “independent” as defined under Rule 4200(a)(15) of the NASDAQ listing standards: John B. Balousek, John Patrick Crecine, PhD., Efrem Gerszberg, Seymour Holtzman, Alex Kazerani, Robert Lee, and Robert T. Slezak. The independent directors hold regular executive sessions without management. During the fiscal year ended August 31, 2004, the board of directors held a total of 12 meetings and also took action by written consent. Each member of the board of directors who served on the board during fiscal 2004 attended more than 75% of the meetings of the board of directors and committees of the board of which he was a member. The board of directors maintains standing Nominating, Audit and Compensation Committees. The members of the committees are listed below.

Audit Committee	Nominating Committee	Compensation Committee
Robert T. Slezak, Chairman	Robert Lee, Chairman	Robert Lee, Chairman
John B. Balousek	John B. Balousek	John B. Balousek
John Patrick Crecine	John Patrick Crecine
Robert T. Slezak

Nominating Committee.  The board has a Nominating Committee consisting of John B. Balousek, John Patrick Crecine, Robert Lee, and Robert T. Slezak, each of whom is an “independent director” as defined by the NASDAQ Stock Market. The Nominating Committee assists the board in establishing qualification criteria for the Company’s non-employee directors, identifying and evaluating candidates for nomination to the shareholders for election to the board of directors, and developing and recommending to the board corporate governance guidelines and procedures applicable to the Company.

The Nominating Committee has established the following general qualifications criteria for the Company’s directors:

•	The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities and assist the board in fulfilling its responsibilities.

•	Because a mix of viewpoints and ideas enhances the board’s ability to function effectively, the diversity of the board should be considered when considering potential nominees. Potential nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law.

•	Nominations shall be in accordance with the procedures prescribed by the bylaws.

•	At least a majority of the directors shall be independent.

•	Each director must be an individual of the highest character and integrity, with an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others.

•	Each director must have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

•	A nominee should have demonstrated the business acumen, experience and ability to use sound judgment and to contribute to the effective oversight of the business and financial affairs of a large, multifaceted, global organization.

•	A nominee should be committed to understanding the Company and its industry and to spending the time necessary to function effectively as a director, including regularly attending and participating in meetings of the board and its committees.

•	A nominee should neither have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s shareholders and to fulfill the responsibilities of a director.

•	A nominee should have independent opinions and be willing to state them in a constructive manner.

In addition, the Nominating Committee from time to time establishes and modifies specific criteria desirable to be represented on the board including knowledge and experience in business strategy, leadership, industry experience, finance and audit, and other skills beneficial to the business objectives of the Company.

The board is responsible for selecting director nominees on behalf of the Company, with the assistance of the Nominating Committee. The Nominating Committee will consider nominees for directors properly proposed by shareholders. Any shareholder who desires to propose a candidate for consideration by the Nominating Committee should include in its proposal at a minimum the nominee’s name and qualifications for board membership. Proposed candidates must be received by the deadline for inclusion of shareholder proposals in the proxy statement, as described at “Shareholder Proposals” below. We anticipate that the deadline for such proposals for the 2006 Annual Meeting will be April 18, but this deadline will change if the date of the 2006 Annual Meeting changes. These proposals should be addressed to:

Corporate Secretary
Interland, Inc.
303 Peachtree Center Avenue, Suite 500
Atlanta, Georgia 30303

The Nominating Committee may from time to time use a variety of methods for identifying and evaluating nominees for director. In the past, the Company’s board of directors has assessed and in the future the Company’s Nominating Committee is expected to assess the appropriate size of the board, expected vacancies on the board and the availability of desirable candidates for appointment to the board. Candidates may come to the attention of the Nominating Committee through current board members, management, professional search firms, shareholders and other persons. The Company has not engaged any third parties to identify or assist in finding candidates. The board has not received any outside nominations or candidates for this Annual Meeting.

In August 2005, the Nominating Committee considered and approved four nominees for the board: Efrem Gerszberg, Seymour Holtzman, Alex Kazerani, and Jeffrey M. Stibel. The board has determined that the three new non-employee nominees (excluding Mr. Stibel) qualify as independent directors, as they have no material relationship with the Company, except in the case of Mr. Holtzman, who has an indirect interest in shares of Interland stock held by Jewelcor Management, Inc., representing approximately 5.5% of the outstanding common stock. Mr. Holtzman has voting and investment power over these shares.

Compensation Committee.  The Company maintains a Compensation Committee. The members of the Compensation Committee are John B. Balousek and Robert Lee. During fiscal 2004, the Compensation Committee held five meetings.

Audit Committee.  The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). John B. Balousek, John Patrick Crecine, and Robert T. Slezak are members of the Audit Committee. Robert Lee was a member of the Audit Committee until his resignation from the Committee in May 2004. The Company’s board of directors has determined that all members of the Company’s Audit Committee are “independent” as defined in Rules 4200(a)(15) of the NASDAQ listing standards.

During fiscal 2004, the Audit Committee held seven meetings and also took action by written consent.

Audit Committee Financial Expert.  The Company’s board of directors has determined that in its judgment, Mr. Slezak qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). An audit committee financial expert is a person who has (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.

Communications with Directors

Shareholders may communicate with the Company’s directors in writing via mail to Interland, Inc., 303 Peachtree Center Avenue, Suite 500, Atlanta, GA 30303, Attention: Board Members. All shareholder messages will be forwarded directly to the directors specified by the shareholder and a copy supplied to the Company’s Secretary. As of the date of this proxy statement, no material action has been taken by the board as a result of a shareholder communication.

Director Attendance at Shareholder Meetings

At last year’s Annual Meeting of shareholders, the following director was in attendance: Joel J. Kocher. The board does not have a formal policy on director attendance at shareholder meetings.

Code of Conduct

All employees and directors of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and principal accounting officer or controller, are required to comply with the Interland, Inc. Code of Conduct. This Code is available on the legal notices page of the Company’s web site at www.Interland.com. The Company will disclose on its web site any amendments to or waivers from provisions of the Code as required by the rules of the Securities and Exchange Commission and the NASDAQ Stock Market. The board of directors has also established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Complaints regarding these matters will be reviewed under Audit Committee direction and oversight.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years for services rendered to the Company, its predecessors and its subsidiaries, awarded to or earned by any individual who served as Chief Executive Officer of the Company during fiscal 2004 and each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2004 whose combined salary and bonus earned in fiscal 2004 exceeded $100,000 and two former executive officers who were no longer officers at fiscal year end but who would have been among the most highly compensated executive officers for the fiscal year (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary (1)		Bonus (2)		Other Annual Compensation (3)		Securities Underlying Options (5)		All Other Compensation (4)
Joel J. Kocher	2004	$257,570		$—		$87,309	(6)	10,000		$—
Chairman, President, and	2003	382,391		—		194,920	(19)	35,000		—
Chief Executive Officer (23)	2002	364,846		162,000		83,301	(6)	100,000	(7)	—

Allen L. Shulman	2004	256,401		—		—		6,000		—
Senior Vice President and	2003	251,750		84,966		—		27,500		1,926
Chief Financial Officer (24)	2002	166,538		77,289		—		25,000		—

William J. Jones	2004	201,099		—		—		1,000		—
Chief Information Officer and	2003	130,769		29,538		—		15,000		54,340	(14)
Vice President of Operations (10)	2002	—		—		—		0		—

Juan G. Troncoso	2004	141,923		18,000		—		6,000		—
Vice President, Finance and	2003	—		—		—		—		—
Accounting (11)	2002	—		—		—		—		—

Richard V. Pitrolo	2004	142,788		25,000		—		15,000		37,678	(16)
Vice President, Service	2003	—		—		—		—		—
Delivery (12)	2002	—		—		—		—		—

Tiffani Bova	2004	269,201	(18)	106,078		—		—		148,611	(15)
Former Vice President, Sales	2003	233,077		144,381		—		16,000		18,731	(21)
and Channel Programs (17)	2002	9,808		—		—		13,000		25,000	(22)

Savino R. Ferrales	2004	160,220		4,800		48,100	(8)	—		139,800	(15)
Former Senior Vice President	2003	244,792		91,047		48,366	(8)	17,500
and Chief Resource Officer (13)	2002	264,000		164,025	(20)	57,745	(8)	23,000	(7)	270,000	(9)

(1)	Includes compensation deferred by the employee under the Company’s qualified 401(k) retirement plans.

(2)	Includes amounts paid under the Company’s profit sharing plans and amounts awarded and paid under the Management and Executive Incentive Plan (the “Incentive Plan,” formerly the Micron Electronics, Inc. Executive Bonus Plan) for fiscal 2004 and earned and paid under the Incentive Plan for prior fiscal years.

(3)	Excludes certain perquisites and other amounts that in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for the officer.

(4)	Except as otherwise noted, consists of matching contributions made by the Company under qualified 401(k) retirement plans.

(5)	Unless otherwise indicated below, represents options to purchase shares of the Company’s common stock granted under the Company’s 2002 Stock Incentive Plan.

(6)	Represents amounts the Company paid for travel to and lodging near the Company’s headquarters, as Mr. Kocher does not reside in the Atlanta area.

(7)	Represents an option to purchase shares of the Company’s common stock granted under the Company’s 1995 Stock Option Plan.

(8)	Represents amounts the Company paid for travel to and lodging near the Company’s headquarters, as Mr. Ferrales did not reside in the Atlanta area.

(9)	Represents a retention bonus of $270,000 earned in fiscal 2002.

(10)	This individual’s employment with the Company commenced on January 13, 2003, and he became an executive officer on January 13, 2003. His employment with the Company terminated in August 2005.

(11)	This individual’s employment with the Company commenced on April 2, 2001, and he became an executive officer on October 29, 2004.

(12)	This individual’s employment with the Company commenced on November 10, 2003, and he became an executive officer on November 10, 2003.

(13)	This individual’s employment with the Company terminated on April 9, 2004.

(14)	Represents payment of $54,340 by the Company for relocation costs, including, reimbursement for related taxes.

(15)	Represents severance payment.

(16)	Includes $15,406 of relocation assistance and $22,272 as an initial employment bonus.

(17)	This individual’s employment with the Company terminated on May 31, 2004.

(18)	Includes $163,132 in base salary and $106,078 in commissions.

(19)	Represents the market value ($113,400) for a stock grant of 9,146 shares, plus amounts the Company paid for travel to and lodging near the Company’s headquarters, as Mr. Kocher does not reside in the Atlanta area.

(20)	Includes a $121,500 bonus that was not paid until after the 2002 10K/A was prepared.

(21)	Includes $17,346 of relocation assistance.

(22)	Represents an initial employment bonus.

(23)	Effective August 11, 2005, Mr. Kocher resigned as Chairman, President and Chief Executive Officer.

(24)	On April 5, 2005, Mr. Shulman was promoted to President and Chief Operating Officer.

OPTION GRANTS IN FISCAL 2004

The following table provides information with respect to stock options granted in fiscal 2004 to each of the Named Executive Officers who received options. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective terms based on assumed annual rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s common stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal 2004 (2)	Exercise price per Share	Expiration Date	5%	10%
Joel J. Kocher	10,000	(1)	5.8%	$3.33	7/29/2014	$20,900	$53,100
Allen L. Shulman	6,000	(1)	3.5%	$3.33	7/29/2014	$12,540	$31,860
William J. Jones	1,000	(1)	0.6%	$3.33	7/29/2014	$2,090	$5,310
Juan G. Troncoso	6,000	(1)	3.5%	$3.33	7/29/2014	$12,540	$31,860
Richard V. Pitrolo	15,000	(1)	4.1%	$3.33	7/29/2014	$14,630	$37,170
Tiffani Bova	—		—	—	—	—	—
Savino R. Ferrales	—		—	—	—	—	—

(1)	Represents options granted pursuant to the Company’s 2002 Equity Incentive Plan that vest over two years in increments of 50% per year. Options granted pursuant to the Company’s 2002 Equity Incentive Plan are granted as incentive stock options (“ISOs”) or nonstatutory stock options (“NSOs”). ISOs are granted with an exercise price equal to 100% of the fair market value (as defined in the Plan) of the Company’s common stock on the date of grant. NSOs granted and set forth in the above table were granted with an exercise price equal to 100% of the fair market value (as defined in the Plan) of the Company’s common stock on the date of grant. The options subsequently were amended to become fully vested as of May 31, 2005.

(2)	Reflects percent of total options to purchase shares of the Company’s common stock granted to employees during fiscal 2004.

AGGREGATED OPTION EXERCISES IN FISCAL 2004 AND AUGUST 31, 2004 OPTION VALUES

The following table provides information regarding Company stock option exercises in fiscal 2004 by the Named Executive Officers, and the value of such officers’ unexercised options at August 31, 2004:

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable (E)/ Unexercisable (U)		Value of Unexercised In-The-Money Options at Fiscal Year-End Exercisable (E)/ Unexercisable (U)
Joel J. Kocher			455,945	(E)	$0
			0	(U)
Allen L. Shulman			78,500	(E)	$0
			0	(U)	—
William J. Jones			16,000	(E)	$0
			0	(U)	—
Juan G. Troncoso			25,357	(E)	$0
			0	(U)	—
Richard V. Pitrolo			15,000	(E)	$0
			0	(U)	—
Tiffani Bova			0	(E)	$0
			0	(U)	—
Savino R. Ferrales			0	(E)	$0
			0	(U)	—

Compensation of Directors

Members of the board of directors who are not employees of the Company or employees, officers or directors of any subsidiary or affiliate of the Company are paid an annual retainer. The annual retainer is payable in arrears in equal quarterly installments within the first thirty days of each fiscal quarter to qualified directors holding office during the prior fiscal quarter. Qualified directors who hold office for less than an entire fiscal quarter receive a pro-rated portion of the annual retainer.

Additionally, all directors who are not employees of the Company or its subsidiaries or affiliates are to receive a formula Nonstatutory Stock Option (a “Formula Option”) of 1,000 shares of common stock upon appointment to the board and such directors serving on the board as of the date immediately following each Annual Meeting of the Company’s shareholders receive a Formula Option as of the date of the meeting for 1,000 shares of common stock. The Formula Options have an exercise price equal to the market value of a share of the Company’s common stock on the grant date, have a term of ten years and vest 25% on the first anniversary of the grant date and 2.0833% monthly thereafter. The Company reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at board meetings or performance of director services.

On April 14, 2005, the board of directors approved a new director compensation policy for non-employee directors. The compensation package became effective as of June 1, 2005. Non-employee directors will receive an annual fee of $25,000, and will continue to be reimbursed for travel expenses incurred to attend board meetings. This represents a decrease in the annual fee, which previously was set at $40,000 per year. For each meeting attended by a non-employee director during a fiscal year in excess of four face-to-face meetings and four telephonic meetings, the Company will pay the non-employee director $1,000 for each additional face-to-face meeting and $500 for each telephonic meeting. The Chair of the Compensation Committee and the Audit Committee (if the Chair is not an employee of the Company) will each receive an annual fee of $5,000, and the Chairman of the Board (if the Chairman is not an employee of the Company) will receive a fee of $10,000, in addition to the standard director fee. In addition, each non-employee director will receive an annual grant of options to purchase 10,000 shares of common stock, and the Chairman of the Board (if the Chairman is not an employee of the Company) will receive an additional annual grant of options for 12,000 shares. There also will be an initial grant of options to purchase 20,000 shares to each non-employee director, effective June 1, 2005. The annual grants will begin September 1, 2005.

Employment Arrangements

The Company has entered into employment agreements with Joel Kocher, the Company’s Chairman and Chief Executive Officer, Allen Shulman, its President and Chief Operating Officer, and William Jones, its Chief Information Officer, Vice President of Operations.

In addition, the Company entered into employment agreements with the following former executive employees: Savino Ferrales, former Senior Vice President and Chief Resources Officer, Donald Bulens, former Senior Vice President for Mainstream Marketing, and Tiffani Bova, former Vice President of Sales and Channel Programs. In the case of Mr. Bulens, the employment agreement was entered into in connection with the Company’s acquisition of Trellix. All of such employment agreements (together with the employment agreements of Mr. Kocher and Mr. Shulman are hereinafter referred to as the “Executive Agreements”).

The Executive Agreements allow either the Company or the officer to terminate the officer’s active employment with the Company for any reason, voluntary or involuntary, with or without cause, by providing notice to that effect in writing.

The Executive Agreements for Mr. Kocher and Mr. Ferrales provide for a “Transition Period” following termination, unless employment was terminated by the Company for cause or by the officer without good reason. During the Transition Period, the officer will continue to receive all benefits “customarily provided” to such officer while employed, including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. “Customarily provided” refers to Company practices and plans with respect to the officer’s benefits and compensation in effect as of the date of termination of the officer’s active employment with the Company. Such terminated officers will not be entitled to any new grants of interest in future executive bonuses, any new grants of stock options, or payment of any compensation under an incentive program that is deferred, due to payment criteria of such incentive program, as those criteria existed as of the date of termination of the officer’s active employment with the Company, beyond the Transition Period. The Transition Period is one year for Mr. Kocher and six months for Mr. Ferrales. During any Transition Period, the executive would be subject to the following covenants: non-compete, non-solicitation of employees, noninterference or solicitation or diversion of business, and non-solicitation of customers and suppliers.

The Executive Agreements for the other four executives provide for a Base Salary, and a lump sum severance payment of six months of Base Salary in the event of termination other than for cause, except in the case of Mr. Shulman, the severance is for 12 months instead of six months. Mr. Bulens’ Executive Agreement provides for an additional $3,000 severance payment. The annual Base Salary is set forth in an exhibit to each Executive Agreement as follows: $235,000 for Mr. Shulman, $250,000 for Mr. Bulens, $170,000 for Ms. Bova and $200,000 for Mr. Jones. These Executive Agreements also provide for additional performance based compensation, specified to be up to 45% of Base Salary in the case of Mr. Shulman and Mr. Bulens, up to a total compensation target of $283,333 in the case of Ms. Bova and up to 40% of Base Salary in the case of Mr. Jones. These executives also entered into a separate Confidentiality and Non-Competition Agreement (“Non-Competition Agreement”). The Non-Competition Agreement provides for a term of 12 months after termination, except in the cases of Mr. Bulens and Mr. Jones, the term is six months. Each Non-Competition Agreement prohibits competition with the Company and disclosure of confidential information by the executive. The Non-Competition Agreements for Mr. Shulman, Ms. Bova and Mr. Jones also prohibit solicitation of customers or employees by the executive.

In June 2005, the Company entered into employment agreements with Juan G. Troncoso, the Company’s Chief Financial Officer, and Richard Pitrolo, the Company’s Vice President of Service Delivery. The agreements provide for six months of severance in the event of termination of employment other than for cause, and for base salary of $180,000 in the case of Mr. Troncoso and $175,000 in the case of Mr. Pitrolo.

The Company maintains no formal change of control agreements or arrangements with individual Company executives. However, the 2002 Equity Incentive Plan, the 2001 Equity Incentive Plan, and the 1995

Stock Option Plan provide for the vesting of any or all options granted pursuant to the plans to accelerate and become immediately exercisable upon a change of control of the Company, as defined in the applicable plans.

In connection with the appointment of Jeffrey M. Stibel as Chief Executive Officer in July 2005, Mr. Stibel and the Company entered into an employment agreement. Mr. Stibel’s agreement has an indefinite term, and his employment is on an “at will” basis. His employment may be terminated by either party at any time, for any reason. Under Mr. Stibel’s current agreement, he will not initially draw any salary. The Company and Mr. Stibel have agreed that if he has continued to serve for over 3 years without a salary increase, then on or before July 28, 2008, they will negotiate in good faith a salary that is commensurate with the then-current market rate for executives with similar background and experience. Mr. Stibel will be entitled to an annual bonus in the amount of $100,000 based upon his achieving reasonable goals and metrics to be established by the Board and Mr. Stibel within 60 days after the date of the Employment Agreement. The Company has granted Mr. Stibel options to purchase 1.7 million shares of the Company’s common stock. Mr. Stibel has purchased 250,000 shares of the Company’s common stock pursuant to a Subscription Agreement. The Company has agreed to nominate Mr. Stibel for election to the Board of Directors at the Company’s upcoming 2005 annual meeting of shareholders, and to continue to so nominate him for so long as he serves in the capacity of Chief Executive Officer. The Company has represented to Mr. Stibel that it intends to nominate Alex Kazerani for election to the Board of Directors at the annual meeting of shareholders. The Company and Mr. Stibel have agreed to restrictive covenants, including confidentiality, invention assignment, and non-competition provisions.

If Mr. Stibel’s employment is terminated for Non-Performance Due to Disability (as defined in the agreement), in addition to continued participation in the Company’s plans, he will be entitled to benefits under the Company’s disability plan and a severance benefit of $350,000. In addition, any stock options or restricted stock then held by Mr. Stibel, including the current option grant described below, will be subject to accelerated vesting and extended exercisability as described further below. If Mr. Stibel’s employment is terminated by death, his heirs will be entitled to receive continuation of his benefits and the severance benefit. If Mr. Stibel’s employment is terminated by the Company other than for Cause or by him by Good Reason (as those terms are defined in his Employment Agreement), or if his employment is terminated within 6 months following a Change and Control or Corporate Transaction (as those terms are defined in his Employment Agreement), Mr. Stibel will be entitled to continue participation in the Company’s employee benefit plans, and shall be entitled to the severance benefit of $350,000. In addition, any stock options or restricted stock then held by Mr. Stibel, including the current option grant described below, will be subject to accelerated vesting and extended exercisability as described further below. If any payment or distribution (including an acceleration of option vesting), under the employment agreement or otherwise, is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (relating to “parachute” payments), Mr. Stibel will be entitled to a “gross-up payment” in an amount such that after Mr. Stibel pays all taxes (including the excise tax, income tax and all others) payable with respect to the gross-up payment, he will retain a sufficient amount to pay the excise tax.

In connection with Mr. Stibel’s appointment, on July 28, 2005 the Company granted Mr. Stibel an option to purchase 1.7 million shares of Company common stock at an exercise price of $2.29. The option shares vest and become exercisable at the rate of 47,222 shares per month, beginning August 28, 2005. On the three-year anniversary of the grant date, all unvested shares will vest and become exercisable. The option is subject to accelerated vesting upon termination of his employment without Cause, for Good Reason, within six months following a Change in Control or a Corporate Transaction, for Non-Performance Due to Disability, or death. In addition, Mr. Stibel entered into a Subscription Agreement with the Company on July 28, 2005 under which he purchased 250,000 shares of the Company’s common stock for a purchase price of $2.29 per share. Mr. Stibel has demand registration rights with respect to the shares under the terms specified in a Registration Rights Agreement.

In connection with his resignation as Senior Vice President and Chief Resources Officer, Mr. Ferrales entered into an agreement with Interland as of April 14, 2004. Under this agreement, Interland agreed to pay Mr. Ferrales $144,600. The agreement also provided for releases from him and the termination of all obligations by us under his former employment agreement.

In connection with his resignation as Senior Vice President for Mainstream Marketing, Mr. Bulens entered into an agreement with Interland as of April 14, 2004. Under this agreement, Interland agreed to pay Mr. Bulens $131,000. The agreement also provided for releases from him and the termination of all obligations by us under his former employment agreement.

In connection with her resignation as Vice President of Sales and Channel Programs, Ms. Bova entered into an agreement with Interland as of May 31, 2004. Under this agreement, Interland agreed to pay Ms. Bova $148,611. The agreement also provided for releases from her and the termination of all obligations by us under her former employment agreement.

In connection with his resignation as Chief Information Officer, Mr. Jones entered into an agreement with Interland as of August 5, 2005. Under this agreement, Interland agreed to pay Mr. Jones $100,000. The agreement also provided for releases from him and the termination of all obligations by us under his former employment agreement.

In connection with the resignation of Joel Kocher as Chairman and Chief Executive Officer, Mr. Kocher and the Company entered into a Separation Agreement and Mutual Release of Claims, executed August 3, 2005, and effective August 11, 2005, which agreement specifies the terms of Mr. Kocher’s retirement and supersedes the severance provisions of his employment agreement. The material terms of such agreement include the following:

•	After his resignation, Mr. Kocher plans to remain as a member of the Board of Directors. If he remains as a director, he will be entitled to receive the customary director compensation from that date forward.

•	He is entitled to receive severance in the aggregate amount of $360,000, plus a cash sum approximating 12 months’ COBRA premiums and related costs, to be paid in equal bi-weekly installments over the period from the effective date until December 31, 2005.

•	He is entitled to exercise during the Transition Period (as that term is defined in his employment agreement), and for 30 days thereafter, any stock options that have vested or will vest during that period.

•	The Company has agreed, subject to certain exceptions, to the extent that Mr. Kocher elects to employ separate counsel, to pay 50% of any reasonable attorneys’ fees of such counsel that may be incurred in the future in connection with pending litigation in which the Company and Mr. Kocher are co-defendants, up to an annual maximum of $60,000. Mr. Kocher is also entitled to reimbursement of any such amounts incurred prior to the effective date, up to a maximum of $12,800. Any such amount will be set off against the $60,000 cap for the first year. The Company has been paying for joint counsel for the Company and Mr. Kocher in this matter, and will continue to pay for that counsel in the defense of the Company.

•	The agreement also contains mutual releases of all claims and causes of action and covenants not to sue.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings, including this Proxy Statement, in whole or in part, the following Compensation Committee report, the Audit Committee Report on page 19 and the performance graph on page 18 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REGARDING EXECUTIVE COMPENSATION

Compensation Committee

Serving on the Compensation Committee are directors John B. Balousek and Robert Lee. The Company’s board of directors has determined that all members of the Company’s Compensation Committee are “independent” as defined in Rules 4200(a)(15) of the NASDAQ listing standards. The Committee met four times in fiscal 2004 and intends to meet quarterly or more frequently as the Company’s board of directors may request.

The Committee’s primary responsibility is to review and establish the compensation of the Company’s officers, including salary, bonuses, stock option grants, employment contracts and other compensation. Compensation for the Company’s executive officers for fiscal 2004, including base salary, performance bonuses, stock option grants and other compensation, was determined by the Compensation Committee and reviewed by the Company’s board of directors. It is the Committee’s practice from time to time to engage reputable, independent external consulting firms to help assess the competitiveness of the Company’s compensation practices as they relate to industry and peer group practices.

Executive Officer Compensation

The Company’s executive officer compensation programs are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the success of the Company and to provide incentives relating directly to the financial performance and long-term growth of the Company, thus aligning executive interests with the interests of the shareholders. The various components of the Company’s executive officer compensation programs are, in most cases, the same as those generally made available to employees of the Company. The following is a summary of the executive officer compensation programs:

Cash Compensation

Base Salary. The base salary of each executive officer is established primarily upon (i) a review of executive compensation offered by companies generally comparable to the Company, and (ii) a subjective evaluation of the executive officer’s expected contribution to the Company, including individual performance, level of responsibility and technical expertise.

Performance Bonuses. Lump sum cash bonuses to executive officers are intended to reward executive officers for the Company’s financial performance and achievement of individual performance goals during the fiscal year and are earned and paid pursuant to the Management and Executive Incentive Plan (the “Incentive Plan”), which was approved by the Company’s shareholders in November 1999. Under the Incentive Plan, individual target bonuses are established for a performance period based on the officers expected contribution to the Company and competitive market analysis. Fiscal 2004 bonuses were awarded under the Incentive Plan based on achievement of specific Company financial performance measured in Earnings Before Income Taxes and Amortization as well as individual contributions to Company performance for the applicable performance period.

Equity Compensation

To provide long-term incentive to the executive officers and employees of the Company and its subsidiaries, the Company grants incentive and non-statutory stock options to such persons pursuant to the Company’s 2002 Equity Incentive Plan (the ‘Plan’), the successor Plan to the Company’s 1995, 2000, and 2001 stock option plans. Such options provide a link to long-term growth in the value of the Company’s common stock. The criteria used to determine who receives stock options and the number of stock options granted is generally based on an evaluation of the individual’s long-term impact to the Company. That criteria includes: ability to directly contribute to the Company’s corporate success and future revenue growth, ability to develop efficiencies that result in cost reductions without compromising product quality or quantity, ability to develop processes or programs that directly support the attainment of corporate objectives, ability to design or develop new products or services, or develop innovative processes that make the Company more competitive, ability to manage key departments/functions and other relevant items, as appropriate. Stock options granted to employees and executive officers under the Plan typically have a term of ten years. Most of the options, when granted, vested 25% on the first anniversary of each grant, then at a monthly rate of 2.0833% for each successive month until fully vested. On May 24, 2005, the board of directors approved an amendment to all of the Company’s unvested, outstanding stock options held by current officers, employees or directors for which the exercise price exceeds the closing price on the NASDAQ Stock Market as of that date. The amendment provided that the vesting of such will be accelerated such that the options became fully exercisable as of May 31, 2005. All of the Company’s 286,139 unvested options at that time had exercise prices which qualified for the amendment.

Other Compensation

In addition to cash and equity compensation programs, executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, full-time employees of the Company and its subsidiaries (including executive officers) are allowed to accumulate a predetermined number of hours based on length of service for vacation, holidays, sick time, emergencies and personal needs. This program was modified for all employees on April 8, 2003 to limit future accumulation to 160 hours. Prior to this change, the maximum accumulation was 400 hours. Employees with in excess of 160 hours on April 8, 2003 had until August 31, 2004 to take the excess, after which any hours over 160 were forfeited. Executive officer participation in various clubs, organizations and associations may also be funded by the Company or its subsidiaries.

CEO Compensation

Joel J. Kocher is a director, and until August 2005 was the Chairman of the board of directors and Chief Executive Officer, of the Company. Mr. Kocher’s annual base salary was based on an analysis of compensation paid to chief executive officer’s of comparable companies and on a subjective analysis of Mr. Kocher’s experience, level of responsibility and contribution to the Company. During fiscal 2004, Mr. Kocher’s annual base salary was $360,000. Mr. Kocher voluntarily elected to forego his base salary for a period of three months during the 2004 fiscal year.

During fiscal 2004, Mr. Kocher was granted options under the 2002 Equity Incentive Plan to purchase a total of 55,000 shares of Interland common stock. As a result of the option amendment described above, these options now are fully vested. The options expire after a term of ten years.

On July 28, 2005, the Company hired Jeffrey M. Stibel, to become the Chief Executive Officer of the Company effective August 11, 2005. In connection with his hiring, the Company and Mr. Stibel entered into an employment agreement. Under the terms of the agreement, Mr. Stibel will not receive a salary. He will be eligible for an annual bonus of up to $100,000 paid quarterly, based on mutually agreed upon financial targets for the Company. In connection with his hiring, Mr. Stibel also received an option to purchase up to 1.7 million shares of common stock at the market price on the hire date of $2.29 per share.

Tax Deductibility of Executive Compensation

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent upon stockholder approval of the compensation arrangement. The Company believes that it is generally in the best interests of its shareholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. With respect to non-equity compensation arrangements and amounts paid under the Incentive Plan, the Compensation Committee has reviewed the terms of those arrangements likely to be subject to Section 162(m) and believes that at this time the Company is in compliance with Section 162(m). The Company also believes the 1995 Stock Option Plan and the HostPro 2000 Equity Incentive Plans are in compliance with Section 162(m). The Compensation

Committee will continue to monitor compliance with Section 162(m) and will take appropriate action if warranted. Since corporate objectives may not always be consistent with the requirement for full deductibility, it is conceivable that the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). Deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or methods of compensation.

Compensation Committee of the Board of Directors

John B. Balousek
Robert Lee

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company’s common stock for the period from August 31, 1999 through August 31, 2004 with the cumulative total return for the same period as (i) the Center for Research in Securities Prices (“CRSP”) Total Return Index for The NASDAQ Stock Market (U.S. Companies), (ii) a “peer group” selected by management of the Company and (iii) the CRSP Total Return Index for NASDAQ Computer Manufacturer Stocks (the “Computer Manufacturer Index”). Each of these indices is prepared by a third party and is publicly available. As the Company no longer manufactures computer hardware, the Computer Manufacturer Index no longer tracks stocks of an industry or line-of-business comparable to the Company. The Company has not been able to identify an index in the Company’s line-of-business. The “Peer Group” consists of the following stocks, each of which is a publicly-traded company that provides Web hosting services: Earthlink, Inc. (NASDAQ NM: ELNK), Imergent, Inc. (IIG), Internet Security Systems, Inc. (NASDAQ NM: ISSX), NaviSite, Inc. (NASDAQ NM: NAVI), Register.com, Inc. (NASDAQ NM: RCOM), Savvis Communications Corp. (SVVS), and Yahoo, Inc. (NASDAQ NM: YHOO). The Company operates on a fiscal year which ends on August 31. In prior years, the Company included the following company in the Performance Graph, which is either no longer publicly traded or no longer engaged in web hosting: Globix Corp. (GBIX). For consistent presentation and a more meaningful comparison to the indices shown herein, the Company’s stock performance graph was plotted assuming an August 31 fiscal year-end. These comparisons assume an investment of $100 at the commencement of the period and the reinvestment of dividends paid during the period, as applicable.

Note: Management cautions that the stock price performance information shown in the graph below may not be indicative of current stock price levels or future stock price performance.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
August 2004

The performance graph was plotted using the following data:

	1999	2000	2001	2002	2003	2004
Interland, Inc.	$100.00	$142.58	$16.21	$26.32	$10.14	$4.04
NASDAQ US Index	$100.00	$153.55	$65.91	$48.00	$66.09	$67.10
NASDAQ Computer Index	$100.00	$169.28	$56.84	$41.05	$56.34	$53.37
Peer Group	$100.00	$126.49	$21.76	$15.50	$20.87	$28.31

Notwithstanding anything to the contrary which is or may be set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”) that might incorporate Company filings, including this proxy statement, in whole or in part, the following Reports of the Audit Committee and the Compensation Committee and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The purpose of the Audit Committee is to assist the board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee. The Audit Committee is comprised solely of independent directors as defined by NASD and applicable SEC rules. The board has adopted a written Audit Committee Charter that sets out the organization, purpose, duties and responsibilities of the Audit Committee.

The Audit Committee has the ultimate authority to select the independent registered public accounting firm, evaluate their performance, approve all audit and non-audit work and approve all fees associated therewith. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal control. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management and the Company’s independent registered public accounting firm.

The Audit Committee selected and retained PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for fiscal 2004. Before the 2004 audit commenced, the Audit Committee determined that the payments made or expected to be made by the Company to PwC for nonaudit services in 2004 did not impair the auditor’s independence. Also, the Audit Committee discussed with PwC the overall scope and their plans for the audit.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. PwC is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC, the Company’s independent registered public accounting firm. The Audit Committee reviewed PwC’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committee” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, PwC has provided the Audit Committee with the written disclosures and letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees”, and the Audit Committee has discussed with PwC their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and PwC referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2004, for filing with the Securities and Exchange Commission.

Based on the foregoing, the Audit Committee recommended to the board of directors that such financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004.

The Audit Committee has selected PwC to serve as its independent auditor for fiscal 2005.

Audit Committee of the Board of Directors

Robert T. Slezak
John B. Balousek
John Patrick Crecine

RELATED PARTY TRANSACTIONS

In connection with the acquisition of CommuniTech.Net, the Company held two notes receivable with balances totaling $2.7 million at August 31, 2003 from the seller of CommuniTech.Net. These notes matured on February 8, 2004. The loans were collateralized by 273,526 shares of the Company’s common stock, owned by the note holder. In February 2003, the Company filed a lawsuit in Cobb County, Georgia against Mr. Gabriel Murphy, one of the former principals of CommuniTech.Net, Inc., which was acquired by Interland in February 2002. The Company’s lawsuit claims, among other things, that Mr. Murphy breached certain covenants under his employment agreement and also demands payment from Mr. Murphy’s two promissory notes (one of which was “non-recourse” while the other was “recourse”). In March 2004, Interland retired the 273,526 shares of stock held as collateral and wrote off the $2,000,000 non-recourse promissory note. The other $735,000 full recourse promissory note remains outstanding and continues to be a subject of the Cobb County litigation noted above. The receivable is shown on the balance sheet as a reduction in shareholders’ equity.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who own beneficially more than 10% (collectively, the “Beneficial Owners”) of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission (the “SEC”). Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Beneficial Owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended August 31, 2004, except each of Cindy Appel, William Jones, Joel Kocher, Richard A. Pitrolo and Allen L. Shulman filed one late Form 4 to report one exempt option grant.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Company’s board of directors has fixed the number of directors at nine, and it is contemplated that a board of nine directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, all of whom are presently directors of the Company and are identified in the Proxy Statement under “DIRECTORS AND EXECUTIVE OFFICERS.” In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the then present board of directors to fill the vacancy or for the balance of those nominees named without a substitute. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will begin on August 31, 2005 and continue until the next Annual Meeting of shareholders and until such person’s successor has been duly elected and qualified, or until such person’s earlier death, resignation, removal or disqualification.

The board’s nominees for election or re-election at the Annual Meeting are Joel J. Kocher, John B. Balousek, John P. Crecine, Efrem Gerszberg, Seymour Holtzman, Alex Kazerani, Robert Lee, Robert T. Slezak and Jeffrey M. Stibel. The board recommends a vote “FOR” the election of each of the foregoing nominees.

The nine nominees receiving the highest number of affirmative votes of the shares of the Company’s common stock entitled to vote on this matter shall be elected as the directors assuming such affirmative votes represent a majority of the shares entitled to vote and represented at the Annual Meeting.

PROPOSAL TWO:
PROPOSAL TO APPROVE THE
INTERLAND, INC.
2005 PLAN

On August 9, 2005, the Board of Directors, subject to the approval of stockholders, adopted the 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan shall be effective as of the date of such approval of stockholders (“Effective Date”). A copy of the 2005 Plan is attached hereto as Appendix A. Interland is seeking stockholder approval of the 2005 Plan in order to comply with the applicable Nasdaq rules and to preserve the ability to grant incentive stock options pursuant to the Internal Revenue Code of 1986, as amended (the “Code”).

Options and other stock awards may be granted under the 2005 Plan to employees, officers and directors of Interland and certain subsidiaries, as well as to certain consultants, independent contractors who have not provided capital raising services. Interland estimates that, as of the date of this proxy statement, approximately 455 employees (including officers) are eligible to participate in the 2005 Plan. The following discussion summarizes the 2005 Plan.

Shares Reserved for the Plan

Interland’s 2005 Plan provides for the grant of options (“Options”), stock appreciation rights (“SARs”) and stock units, performance shares, restricted stock awards and restricted stock unit awards (collectively referred to as “Other Stock Awards”). Options, SARs and Other Stock Awards are collectively referred to herein as “Awards.” The maximum number of shares of stock that may be awarded under the 2005 Plan shall be equal to 1.2 million shares. In addition, the following provisions are imposed under the 2005 Plan: (i) a maximum of 1.1 million shares issued under Options intended to be Incentive Stock Options (“ISOs”) under Section 422 of the Code, (ii) a maximum of 400,000 shares may be issued under Options and SARs to any one individual during any consecutive twelve-month period, (iii) a maximum of 400,000 shares in the aggregate may be subject to Stock Awards, and (iv) no more than 1.1 million shares may be subject to Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) granted to any individual during any one-year fiscal period. These maximums are subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or other changes in the outstanding common stock (“Corporate Transactions”). Any such adjustment will be made by the Committee (as defined below). The Plan maximum shall not be reduced for shares subject to plans assumed by Interland in an acquisition of an interest in another company. Shares subject to Awards that are forfeited or canceled shall again be available for new Awards under the 2005 Plan. Shares issued under the 2005 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares purchased on the open market or privately.

The 2005 Plan permits the grant of ISOs and non-qualified stock options (“NQOs”). The Compensation Committee will determine the terms and conditions of Options granted under the 2005 Plan, including the exercise price (“Exercise Price”), which may not be less than the fair market value of Interland’s common stock on the date of grant, all subject to certain limitations provided under the 2005 Plan.

Awards may be settled through cash payments, the delivery of shares of common stock, the granting of replacement Awards, or a combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred common stock equivalents.

Purpose of Plan

Interland desires to (i) attract and retain persons eligible to participate in the 2005 Plan (“Participants”); (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of Interland’s other stockholders through compensation that is based on Interland’s common stock, and thereby promote the long-term financial interest of Interland and its subsidiaries, including the growth in value of Interland’s equity and enhancement of long-term stockholder return. The 2005 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Administration of the Plan

The 2005 Plan will be administered by the Compensation Committee appointed by the Board of Directors of Interland. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are non-employee Directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, are outside Directors within the meaning of Code Section 162(m), and are “independent” as required by Nasdaq. Subject to the terms of the 2005 Plan, in administering the 2005 Plan and the Awards granted under the 2005 Plan, the Committee will have the authority to:

•	Determine the employees of Interland and its subsidiaries to whom Awards may be granted and the types of Awards;

•	Determine the time or times at which Awards may be granted;

•	Determine the Option price for shares subject to each Option and establish the terms, conditions, performance criteria, restrictions and other provisions of each Award;

•	Determine the extent to which Awards will be structured to conform to Section 162(m) of the Code;

•	Establish terms and conditions of Awards to conform to requirements of jurisdictions outside the United States;

•	Waive or otherwise modify any vesting or other restrictions contained in Awards;

•	Amend, without stockholder approval, any outstanding Award to provide additional rights and benefits permitted by the 2005 Plan, including extending the term of the Award (up to a maximum of ten years); and

•	Interpret the 2005 Plan and prescribe and rescind rules and regulations, if any, relating to and consistent with the 2005 Plan.

As of August 16 2005, the Committee was composed of Robert Lee, chairman, and John B. Balousek. The terms of the Compensation Committee members expire at the Annual Meeting of the Stockholders. They are all candidates for reelection.

Amendment of the Plan

The 2005 Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval:

•	Any increase in the number of shares that may be delivered under the 2005 Plan (except by certain adjustments provided for under the 2005 Plan);

•	Any change in the class of person eligible to receive Awards under the 2005 Plan;

•	Any change in the 2005 Plan requirements regarding the Exercise Price (relating to fair market value); or

•	Any other 2005 Plan amendment that would require stockholder approval under applicable law, regulation or rule.

Awards may not be granted under the 2005 Plan after the date of termination of the 2005 Plan, which has a ten year duration, but Awards granted prior to that date shall continue to be exercisable and vest according to their terms.

Option Repricing

The Committee may not, without first obtaining stockholder approval, “reprice” outstanding Options or SARs as such term is used by the SEC or otherwise lower their exercise or base prices, or make any material amendment in violation of Nasdaq requirements.

Eligibility for Participation

Each employee, officer or director of Interland or any of its subsidiaries is eligible to participate in the 2005 Plan. Consultants, independent contractors and advisors to the Company or a Subsidiary who have provided services, none of which are in connection with the offer or sale of securities in a capital-raising transaction, are also eligible.

Nothing contained in the 2005 Plan or in any Option agreement may confer upon any person any right to continue as an employee of Interland or its subsidiaries, or limit in any way any right of stockholders or of the Board, as applicable, to remove such person.

New Plan Benefits

No Awards have been granted under the 2005 Plan. No determination has been made by the Board or the Committee regarding the number of Awards to be granted to any executive officer, director, executive officers as a group, or non-executive employees. It is impossible to determine the benefits that will be paid to any individuals pursuant to the 2005 Plan should it be approved by Interland’s stockholders. For informational purposes only, the following table sets forth the options granted in fiscal 2004 to the specified individuals and groups:

Name and Position	Number of Shares Underlying Grants	Dollar Value (1)
Joel J. Kocher Chairman and Chief Executive Officer	10,000	$53,100
Allen L. Shulman Senior Vice President and Chief Financial Officer	6,000	$31,860
William J. Jones Chief Information Officer Vice President of Operations	1,000	$5,310
Juan G. Troncoso Vice President, Finance and Accounting	6,000	$31,860
Richard V. Pitrolo Vice President, Service Delivery	7,000	$37,170
Executive officers as a group, including the Named Executive Officers	51,000
All non-executive officers and other employees as a group	127,250
Total

(1)	Assumes a potential realizable value using a 10% annual rate of appreciation which is the same as the hypothetical grant value determined for options granted in fiscal 2004 to the Named Executive Officers. See the chart at “Option Grants in Fiscal 2004.”

Exercise Price and Vesting

The exercise price per share for each Option or SAR shall be at whatever price is approved by the Committee but shall not be less than 100% of the fair market value per share of common stock on the grant date. The “fair market value” shall be:

•	If Interland’s stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

•	If Interland’s stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which Interland’s stock is listed or admitted to trading as reported in The Wall Street Journal;

•	If Interland’s stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

•	If none of the foregoing is applicable, by the Committee in good faith.

Adjustments to Exercise Price and Number of Shares; Change of Control Corporate Transactions.

In the event of a Corporate Transaction, the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the 2005 Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

In general, if Interland is merged into or consolidated with another corporation, whether or not Interland is the surviving corporation, or if Interland is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while Options or Awards are outstanding under the 2005 Plan:

•	After the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of common stock, (i) the number and class or classes of shares of common stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of common stock equal to the number of shares of common stock as to which that Option may be exercised or are subject to the Award or (ii) shares of common stock the company that is the surviving corporation as of the date of payment as determined by the Committee in its sole discretion, equal to the value of the shares of stock or other securities or property otherwise payable per (i) above;

•	If Options or other Awards have not already become exercisable pursuant to the change in control provisions of the 2005 Plan, the Board of Directors may waive any limitations set forth in or imposed pursuant to this Plan so that all Options or other Awards, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and

•	All outstanding Options or SARs may be cancelled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition provided that any optionee or SAR holder shall have the right immediately prior to such event to exercise his or her Option or SAR to the extent such optionee or holder is otherwise able to do so in accordance with the 2005 Plan or his or her individual Option or SAR agreement; provided, further, that any such cancellation shall be contingent upon the payment to the affected Participants of an amount equal to (i) in the case of any out-of-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the value of such Option or SAR, as determined by the Committee or the Board of Directors, as applicable, in its sole discretion, and (ii) in the case of an in-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, onsolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the exercise price of such Option or SAR multiplied by the number of shares of Stock subject to the Option or SAR.

Change in Control. Subject to the provisions of the 2005 Plan relating to the adjustment of shares, and except as otherwise provided in the 2005 Plan or the Award agreement reflecting the applicable Award, upon the occurrence of a Change in Control as defined below:

•	All outstanding Options held (regardless of whether in tandem with SARs) shall become fully exercisable,

•	All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable, and

•	All Other Stock Awards held shall become fully vested.

The term “Change in Control” means a change in the beneficial ownership of Interland’s voting stock or a change in the composition of the Board which occurs as follows:

•	Any “person,”, including a “syndication” or “group” as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding “voting securities,” which is any security which ordinarily possesses the power to vote in the election of the Board of Directors of a corporation without the happening of any precondition or contingency;

•	The Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of the Company in their capacities as such immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date;

•	If at any time the following do not constitute a majority of the Board of Directors of the Company (or any successor entity referred to in clause (ii) above: persons who, prior to their election as a Director of the Company (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company or the Nominating and Corporate Governance Committee thereof; or

•	The Company transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of the Company.

Duration and Termination of 2005 Plan and Options

The 2005 Plan shall have a duration of ten years from the date it is approved by stockholders; provided that in the event of 2005 Plan termination, the 2005 Plan shall remain in effect as long as any Awards under it are outstanding; provided, further, however, that no Award may be granted under the 2005 Plan on a date that is more than ten years from the date the 2005 Plan is approved by stockholders.

Each Award expires on the expiration date specified by the Committee; provided, however, that the expiration date with respect to any Award shall not be later than the ten-year anniversary of the date on which the Award is granted.

Means of Exercise of Options

An Option or a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. The payment of the exercise price of an Option granted under the 2005 Plan shall be subject to the following:

•	The full exercise price for shares of common stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).

•	The exercise price shall be payable in cash or by tendering (by actual delivery of shares) shares of common stock that are acceptable to the Committee that have been held for at least six months by the Participant (with such shares valued at fair market value as of the day of tender), or in any combination of cash or shares, as determined by the Committee. Where expressly permitted by the Committee and by law, the exercise price may be paid by personal note, waiver of compensation, or cancellation of indebtedness.

•	To the extent permitted by applicable law, a Participant may elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of common stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to Interland a sufficient portion of the sale proceeds to pay the entire exercise price.

Non-Transferability of Awards

Except as provided by the Committee, no Award is transferable except by will or by the laws of descent and distribution. Shares subject to Awards granted under the 2005 Plan that have lapsed or terminated may again be subject to Awards granted under the 2005 Plan.

Restrictions on Stock Awards

Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures designated by the Committee. The performance measures that may be used by the Committee for such Awards shall be measured by revenues, income or such other criteria as the Committee may specify.

The Committee may designate whether any Stock Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any Stock Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures. The performance measures that may be used by the Committee for such Stock Awards shall be based on any one or more of the following, as selected by the Committee: return on capital or increase in pretax earnings of Interland and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of Interland, increase in earnings per share of Interland, sales of Interland and/or one or more divisions and/or subsidiaries, pretax earnings of Interland and/or one or more divisions and/or subsidiaries, net earnings of Interland and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of Interland and/or one or more divisions and/or subsidiaries, margins of Interland and/or one or more divisions and/or subsidiaries, market price of Interland’s securities and, solely for a Stock Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, other factors directly tied to the performance of Interland and/or one or more divisions and/or subsidiaries or other performance criteria. For Stock Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m).

Federal Tax Consequences

The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the 2005 Plan and to Interland. It is based on the Code and interpretations thereof as in effect on the date of this proxy statement. It is not intended as tax advice to any individual. Recipients of awards made under the 2005 Plan should consult their own tax advisors to determine the tax consequences to them based on their own particular circumstances.

Options

Grant of Options. There will be no federal income tax consequences to the grantee of an Option or Interland upon the grant of either an ISO or an NQO under the 2005 Plan.

Exercise of NQOs. Upon the exercise of an NQO, the grantee generally will recognize ordinary compensation income, subject to withholding and employment taxes, in an amount equal to: (a) the fair market value, on the date of exercise, of the acquired shares of Common Stock, less (b) the exercise price paid for those shares. Subject to Sections 162(m) and 280G of the Code (as discussed below) and Interland satisfying applicable reporting requirements, Interland will be entitled to a tax deduction in the same amount. Gains or losses recognized by the grantee upon a subsequent disposition of the shares will be treated as long-term capital gain or loss if the shares are held for more than a year from the date of exercise. Such gains or losses will be short-term gains or losses if the shares are held for one year or less. For purposes of computing gain or loss, the grantee’s basis in the shares received will be the exercise price paid for the shares plus the amount of income, if any, recognized upon exercise of the Option.

Exercise of ISOs. Upon the exercise of an ISO, the grantee will recognize no immediate taxable income for regular income tax purposes, provided the grantee was continuously employed by Interland or a subsidiary from the date of grant through the date which is three months prior to the date of exercise (or through the date which is one year prior to the exercise date in the case of total disability).

The exercise of an ISO will, however, result in an adjustment for alternative minimum tax purposes in an amount equal to the excess of the fair market value of the shares at exercise over the exercise price. Depending on particular factors relating to the grantee, that adjustment may result in alternative minimum tax liability to the grantee upon the exercise of the ISO. Subject to certain limitations, alternative minimum tax paid in one year may be carried forward and credited against regular federal income tax liability for subsequent years. If the grantee retains the shares acquired upon the exercise of the ISO for more than two years from the date of grant and one year from the date of exercise, any gain on a later sale of the shares will be treated as long-term capital gain, and Interland will not be entitled to any tax deduction with respect to the ISO.

If the grantee disposes of the shares of Common Stock received upon the exercise of an ISO before the expiration of the two-year and one-year holding periods discussed above, a “Disqualifying Disposition” occurs, and the grantee will have ordinary compensation income, and Interland will have a corresponding deduction, at the time of such disposition. The amount of ordinary income and deduction generally will be equal to the lesser of: (a) the fair market value of the shares of Common Stock on the date of exercise minus the exercise price; or (b) the amount realized upon disposition of the Common Stock minus the exercise price. If the amount realized on disposition exceeds the value of the shares on the date of exercise, that additional amount will be taxable as capital gain. To be entitled to a deduction as a result of a Disqualifying Disposition, Interland must satisfy applicable reporting requirements. In addition, for Disqualifying Dispositions by certain executive officers, Interland’s deduction is subject to the limits of Sections 162(m) and 280G of the Code.

Stock-Settled Stock Appreciation Rights

Generally, a participant who is granted a stock-settled stock appreciation right under the 2005 Plan will not recognize any taxable income at the time of grant. The participant will generally recognize ordinary income upon exercise equal to the fair market value of the Common Stock received on the day it is received.

The Common Stock received by the grantee upon exercise of an SAR will have a tax basis equal to the fair market value of such Common Stock on the date of exercise. Upon a subsequent sale of the Common Stock, any gain or loss realized will be capital gain or loss, long-term or short-term, depending upon whether the shares were held for more than one year from the date of exercise.

In general, there are no federal income tax deductions allowed to Interland upon the grant or termination of stock-settled stock appreciation rights. Subject to Sections 162(m) and 280G of the Code and Interland satisfying applicable reporting requirements, upon the exercise of the stock-settled stock appreciation right, however, Interland will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise.

Restricted Shares

Unless a grantee who receives an Award of Restricted Stock makes an election under Section 83(b) of the Code as described below, there will be no federal income tax consequences to either the grantee or Interland upon the grant of the Restricted Shares until expiration of the restricted period and the satisfaction of any Performance Goals or other conditions applicable to the Restricted Shares. At that time, the grantee generally will recognize ordinary income equal to the then fair market value of the shares of Common Stock and, subject to Sections 162(m) and 280G of the Code and Interland satisfying applicable reporting requirements, Interland will be entitled to a corresponding deduction. In general, any dividends paid to the grantee while the restrictions or other conditions applicable to the Restricted Shares apply will be taxable compensation income to the grantee, and Interland will be entitled to a corresponding deduction with respect to such dividends, subject to Sections 162(m) and 280G of the Code.

If the grantee makes an election under Section 83(b) of the Code with respect to the Restricted Shares (a “Section 83(b) Election”), the grantee will recognize ordinary income equal to the fair market value of the Restricted Shares as of the date of grant and Interland generally will be entitled to a corresponding deduction subject to Section 162(m) of the Code. In addition, cash dividends paid to the grantee would be taxable at a current maximum rate of 15% applicable to dividend income. Interland would not be entitled to a deduction with respect to any dividends paid to the grantee if a Section 83(b) Election is made with respect to the Restricted Shares.

Upon a subsequent sale of Restricted Shares, any gain or loss realized by the grantee will be capital gain or loss, long-term or short-term, depending upon whether the Restricted Shares were held for more than one year from the date of grant if a Section 83(b) Election is made or, if no Section 83(b) Election is made, more than one year from the date of vesting. The basis of the Restricted Shares sold for purposes of calculating gain or loss will be the fair market value of those shares at the time of grant if a Section 83(b) Election is made or at the time of vesting if a Section 83(b) Election is not made.

Other Stock-Based Awards

Generally, a participant who is granted an other stock-based award under the 2005 Plan will recognize ordinary income at the time the shares of Common Stock associated with the award are received in an amount equal to the excess of the fair market value of the Common Stock received over any amount paid by the participant in exchange for the stock. If, however, the Common Stock is non-vested (meaning that the employee is required to work for a period of time in order to have the right to sell the stock) when it is received under the 2005 Plan and the participant has not otherwise made a Section 83(b) Election, the participant generally will not recognize income until the stock becomes vested, at which time the participant will recognize ordinary income equal to the excess of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock.

In the case of other stock-based awards that take the form of Interland’s unfunded and unsecured promise to issue shares of Common Stock at a future date, the grant of this type of award is not a taxable event to the participant because it constitutes an unfunded and unsecured promise to issue shares of Common Stock at a future date. Once this type of award vests and the participant receives the shares of Common Stock, the tax rules discussed in the previous paragraph will apply to receipt of such shares. If an award constitutes non-qualified deferred compensation under Section 409A of the Code, it will be required to be structured to comply with Section 409A to avoid the imposition on the participant of penalties and interest.

If a participant receives the cash equivalent of shares of Common Stock (in lieu of receiving shares of Common Stock), the participant will recognize ordinary compensation income at the time of receipt of such cash in the amount of the cash received.

Subject to Sections 162(m) and 280G of the Code and Interland satisfying applicable reporting requirements, in the year that the participant recognizes ordinary compensation income in respect of an award, Interland will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary compensation income that the participant is required to recognize.

Section 162(m) Limitation

In general, Section 162(m) of the Code limits to $1 million the federal income tax deductions that may be claimed in any tax year of Interland with respect to compensation payable to any employee who is chief executive officer or one of the other four highest paid executive officers of Interland on the last day of that tax year. This limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of Section 162(m) the Code and the regulations promulgated thereunder. Interland believes that the Options and SARs to be granted under the 2005 Plan will qualify for the performance-based compensation exception to the Section 162(m) limitations because the compensation is based solely on an increase in value of the stock after the date of the Award. Deductions attributable to Restricted Shares and Stock Units may also qualify for this exception provided the compensation is contingent on attaining one or more Performance Goals. However, the Committee has the ability to grant Restricted Shares and Stock Units that do not qualify for this exception.

Golden Parachute Tax and Section 280G of the Code

If an Award is accelerated as a result of a Change in Control, all or a portion of the value of the Award at that time may be a “parachute payment” under Section 280G of the Code for certain employees and other individuals who perform services for Interland. Section 280G generally provides that if parachute payments equal or exceed three times an Award holder’s average W-2 compensation for the five tax years preceding the year of the Change in Control, Interland will not be permitted to claim its deduction with respect to any “excess parachute payments” made to the individual. An “excess parachute payment” generally is the portion of a parachute payment that exceeds such individual’s historical average compensation. Section 280G of the Code generally applies to employees or other individuals who perform services for Interland if, within the 12-month period preceding the Change in Control, the individual is an officer of Interland, a shareholder owning more than 1% of the stock of Interland, or a member of the group consisting of the lesser of the highest paid 1% of the employees of Interland or the highest paid 250 employees of Interland. A recipient of an excess parachute payment is subject to a 20% excise tax on such excess parachute payment under Section 4999 of the Code.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of Awards under the 2005 Plan. The foregoing discussion is based on current provisions of the Code, which are subject to change. The discussion also assumes that the awards will not be deemed deferred compensation under Section 409A of the Code.

In addition, we have not undertaken to discuss the tax treatment of Awards under the 2005 Plan in connection with a merger, consolidation or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the Awards in connection therewith.

Tax Withholding

Whenever Interland proposes, or is required, to distribute shares under the 2005 Plan, Interland may require the recipient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, Interland may permit such withholding obligation to be satisfied through cash payment by the Participant, but only to the extent of the minimum amount required to be withheld under applicable law.

Unfunded Status of the 2005 Plan

The 2005 Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by Interland, nothing contained in the 2005 Plan shall give any such Participant or optionee any rights that are greater than those of a general creditor of Interland.

Equity Compensation Plan Information

The following table provides information as of August 31, 2004 with respect to shares of Interland common stock that may be issued under existing equity compensation plans. Interland’s Board of Directors in the past has awarded grants of options to executive officers and employees on a case-by-case basis when sufficient shares were not available under equity compensation plans approved by shareholders. Interland does not intend to continue this practice except to the extent that shares are otherwise unavailable under shareholder-approved plans and the grants are permitted by applicable NASDAQ rules.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Plans Approved by Shareholders	711,855	$20.56	253,032
Plans Not Approved by Shareholders	264,924	$23.06	0
Total	976,779	$20.39	253,032

(1)	Excludes 127,411 shares of common stock to be issued upon the exercise of options issued under the 1999 Stock Incentive Plan of Interland-Georgia, Inc. (the “1999 Plan”), which options have a weighted average exercise price of $29.54. The Company assumed the outstanding options under the 1999 Plan when the Company acquired Interland-Georgia, Inc. on August 6, 2001.

Description of Plans Not Approved by Shareholders

The foregoing table includes only one equity incentive plan not previously approved by Shareholders, which was the 2001 Equity Incentive Plan. The 2001 Equity Incentive Plan resulted from the assumption and amendment and restatement of the HostPro, Inc. 2000 Equity Incentive Plan I and HostPro, Inc. 2000 Equity Incentive Plan II (the “HostPro Plans”). The Company and the Company’s wholly owned subsidiary, HostPro, originally adopted the HostPro Plans on August 17, 2000, reserving a total of 10 million shares of HostPro common stock for issuance under the HostPro Plans.

On March 22, 2001, the Company merged a wholly owned subsidiary into HostPro, with the subsidiary being the surviving corporation and taking on the name “HostPro, Inc.” At the time of that merger, the Company assumed, amended and restated the HostPro Plans as the 2001 Equity Incentive Plan. In connection with that merger, the Company assumed outstanding options to purchase HostPro common stock. Each then outstanding option to purchase HostPro common stock granted under the HostPro Plans was converted into an option to purchase 0.5715 shares of the Company’s common stock. At the time of the merger, options to purchase 4,027,418 shares of HostPro common stock were outstanding under the HostPro Plans.

The 2001 Equity Incentive Plan was designed to meet the “broadly based plans” exemption from the shareholder approval requirement for stock option plans under the NASDAQ Stock Market listing requirements as those requirements then existed. No more than 50% of the total number of shares subject to options or restricted stock awards granted under the plan were to be issued to officers and directors of the Company or any subsidiary of the Company, or any other person whose transactions in the Company’s common stock were subject to Section 16 of the Securities Exchange Act and persons who are not employees or subject to Section 16 were to receive at least 50% of all options and restricted stock awards granted under the plan.

A total of 6,858,000 shares of common stock (685,800 shares after giving effect to the 1:10 reverse stock split effective August 1, 2003) were reserved for issuance under the plan, including the shares subject to options issued under the HostPro Plans and converted into options to purchase Company common stock. This number of shares was to be adjusted proportionately to reflect stock splits, stock dividends and other similar events. Any shares subject to an option or other award granted under the plan that terminates without any shares being issued will again be available for grant and issuance under the plan. In addition, any shares issued under the plan that the Company repurchased at the original issue price were to again be available for issuance under the plan.

The terms and conditions of the 2001 Equity Incentive Plan are substantially the same as the 2002 Equity Incentive Plan, except that the 2001 Equity Incentive Plan does not provide for the grant of incentive stock options, does not comply with the requirement for tax deductibility under Section 162(m) of the Internal Revenue Code and adoption of and amendments to the 2001 Equity Incentive Plan do not require approval of the shareholders. In addition, the 2001 Equity Incentive Plan provides for the grant of restricted stock awards, while the 2002 Equity Incentive Plan does not.

Unless earlier terminated by the board of directors, the 2001 Equity Incentive Plan will terminate in March 2011. The ability to issue additional options under the 2001 Equity Incentive Plan was terminated following the adoption of the 2002 Equity Incentive Plan at the Annual Meeting of Shareholders on April 24, 2002.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THIS PROPOSAL

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending August 31, 2004.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm in Fiscal 2003 and 2004

During fiscal 2003 and 2004, the Company incurred the following fees for services performed by PricewaterhouseCoopers LLP:

	Fiscal 2004	Fiscal 2003
Audit Fees	$453,900	$580,477
Audit Related Fees	15,500	78,460
Tax Fees	0	0
All Other Fees (1)	0	578,520

(1)	Other services included in fiscal 2003, consulting on billing systems ($543,308) and litigation support ($35,212).

All of the services described above were approved by the Company’s audit committee. The audit committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

All services performed by the independent accountants are approved by the Audit Committee of the board of directors prior to performance. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent accountants when the entire Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

SHAREHOLDER PROPOSALS

Shareholder proposals for inclusion in our proxy statement and form of proxy relating to our 2006 Annual Meeting of shareholders must be received no later than April 18, 2006 and must comply with applicable laws and regulations and the Company’s bylaws. Persons named as proxies in the proxy solicited by the board of directors for the 2006 Annual Meeting may exercise discretionary voting authority on any proposal presented by a shareholder at that meeting if the Company receives notice of the proposal after July 1, 2006 or if the Company receives notice of the proposal by that date and discloses the proposal in the proxy statement and how management intends to vote proxies on the proposal.

Upon the written request of any record or beneficial owner of common stock of the Company whose proxy was solicited in connection with the 2005 Annual Meeting of Shareholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended August 31, 2004. Requests for a copy of such Annual Report on Form 10-K should be addressed to Jonathan Wilson, Assistant Corporate Secretary, Interland, Inc., 303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia 30303.

OTHER BUSINESS

The board of directors does not intend to bring any other business before the meeting, and the Company does not know of any other matters to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect of such matters in accordance with the judgment of the persons voting the proxies.

TELEPHONE AND INTERNET VOTING ALTERNATIVES

Shareholders with shares held directly or in an account at a brokerage firm may vote those shares telephonically by calling the telephone number or accessing the Internet site referenced in your voting form. Votes submitted electronically via the Internet or by telephone must be received by midnight, Eastern Time, on August 30, 2005.

The Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that the shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

The giving of a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. Shareholders holding shares in the name of a broker or other nominee who wish to vote in person at the Annual Meeting must bring a statement from the broker or nominee confirming ownership of the Company’s common stock.

Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

APPENDIX A

INTERLAND, INC.
2005 EQUITY INCENTIVE PLAN

SECTION 1

GENERAL

1.1  Purpose. The Interland, Inc. 2005 Equity Incentive Plan (the “Plan”) has been established by Interland, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants (as defined in Section 1.2 below), by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interests of the Company and its Subsidiaries, as defined in Section 8(i), including the growth in value of the Company’s equity and enhancement of long-term stockholder return. Pursuant to the Plan, Participants may receive Options, SARs, or Other Stock Awards, each as defined herein (collectively referred to as “Awards”).

1.2  Participation. Subject to the terms and conditions of the Plan, the Committee as defined in Section 5 shall determine and designate, from time to time, from among the Eligible Grantees, as defined in Section 8(f) (including transferees of Eligible Grantees to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan (except that ISOs may only be granted to employees of the Company and its Subsidiaries), and more than one Award may be granted to a Participant. Awards may be granted as additions to, alternatives to or replacements of other Awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

1.3  Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

1.4  Compliance with Section 409A. It is the intent of the Company that this Plan comply with the requirements of Section 409A of the Code with respect to any Awards that constitute non-qualified deferred compensation under Section 409A and the Company intends to operate the Plan in compliance with Section 409A and the Department of Treasury’s guidance or regulations promulgated thereunder. If the Committee grants any Awards or takes any other action that would, either immediately or upon vesting or payment of the Award, inadvertently result in the imposition of a penalty on a Participant under Section 409A of the Code, then the Company, in its discretion, may, to the maximum extent permitted by law, unilaterally rescind ab initio, sever, amend or otherwise modify the grant or action (or any provision of the Award) in such manner necessary for the penalty to be inapplicable or reduced.

SECTION 2

OPTIONS AND SARS

2.1	Definitions.

(a)  The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may either be Incentive Stock Options (“ISOs”) or Non-Qualified Options (“NQOs”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

(b)  A stock appreciation right (a “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value (as defined in Section 8) of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2  Exercise Price. The Exercise Price of each Option and SAR granted under this Section 2 shall be not less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award. Unless a higher price is established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted, the Exercise Price for each Option and SAR shall be equal to 100% of the Fair Market Value on the date of grant of the Award.

2.3  Exercise. An Option and a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, before or after grant.

2.4  Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)  Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)  The Exercise Price shall be payable in cash or by tendering (by actual delivery of shares) shares of Stock that are acceptable to the Committee, have been held by the participant for at least six months, and were valued at Fair Market Value as of the day the shares are tendered, or in any combination of cash or shares, as determined by the Committee. Where expressly approved for the Participant by the Committee and when permitted by law, the Exercise Price may also be paid by a personal note, waiver of compensation, or cancellation of indebtedness.

(c)  To the extent permitted by applicable law, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5  Settlement of Award. Shares of Stock delivered pursuant to the exercise of an Option or a SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or a SAR as the Committee determines to be desirable.

SECTION 3

OTHER STOCK AWARDS

3.1  Definitions. The term “Other Stock Awards” means any of the following:

(a)  A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(b)  A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units, which is contingent on the achievement of performance or other objectives during a specified period.

(c)  A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2  Restrictions on Stock Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

(a)  Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)  The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more “Performance Measures.” The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: return on capital or increase in pretax earnings of the Company and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of the Company, increase in earnings per share of the Company, sales of the Company and/or one or more divisions and/or subsidiaries, pretax earnings of the Company and/or one or more divisions and/or subsidiaries, net earnings of the Company and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of the Company and/or one or more divisions and/or subsidiaries, margins of the Company and/or one or more divisions and/or subsidiaries, market price of the Company’s securities, and, solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, other factors directly tied to the performance of the Company and/or one or more divisions and/or subsidiaries or other performance criteria. For Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

SECTION 4

OPERATION AND ADMINISTRATION

4.1  Effective Date; Duration. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). The Plan shall have a duration of ten years from the Effective Date; provided that in the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided further, however, that no Award may be granted under the Plan on a date that is more than ten years from the Effective Date.

4.2  Awards Subject to Plan. Awards granted under the Plan shall be subject to the following:

(a)  Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 1.2 million shares.

(b)  To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. The maximum number of shares of Stock available for delivery under the Plan shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company.

(c)  Subject to adjustment in accordance with paragraphs 4.2(d) and 4.2(e), the following additional maximums are imposed under the Plan:

(i)  Subject to the overall maximum number of shares of Stock that may be issued in accordance with Section 4.2(a) of the Plan, the maximum number of shares of Stock that may be issued pursuant to Options intended to be ISOs shall be up to 1.1 million shares;

(ii)  The maximum number of shares of Stock that may be issued in conjunction with Other Stock Awards granted pursuant to Section 3 shall be up to 1.1 million shares;

(iii)  The maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 400,000 during any fiscal year; and

(iv)  No more than 400,000 shares of Stock may be subject to Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) granted to any one individual during any one fiscal-year period (regardless of when such shares are deliverable).

(d)  If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, or if the Company makes an extraordinary dividend or distribution to its stockholders (including without limitation to implement a spinoff) (each, a “Corporate Transaction”) then, subject to any required action by the stockholders of the Company, the number and kind of shares of Company stock available under the Plan or subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Committee or otherwise. Subject to any required action by the stockholders, the number and kind of shares covered by each outstanding Award, and the price per share in each such Award, may, at the discretion of the Committee, be proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a Corporate Transaction or any other increase or decrease in the number of such shares, or any decrease in the value of such shares, effected without receipt of consideration by the Company. Notwithstanding the foregoing, no fractional shares shall be issued or made subject to an Option, SAR or Stock Award in making the foregoing adjustments. All adjustments made by the Committee under this Section shall be final, conclusive and binding upon the holders of Options, SARS and Stock Awards.

(e)  If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options or other Awards remain outstanding under this Plan, (A) subject to the provisions of clause (C) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of Stock, (i) the number and class or classes of shares of Stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares of Stock as to which that Option may be exercised or are subject to the Award or (ii) shares of stock of the company that is the surviving corporation in such merger, consolidation, liquidation, sale or other disposition having a value, as of the date of payment under Subsection 4.2(e)(i) as determined by the Committee in its sole discretion, equal to the value of the shares of Stock or other securities or property otherwise payable under Subsection 4.2(e)(i); (B) if Options or other Awards have not already become exercisable under Section 5 hereof, the Board of Directors may waive any limitations set forth in or imposed pursuant to this Plan so that all Options or other Awards, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (C) all outstanding Options or SARs may be cancelled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition provided that any optionee or SAR holder shall have the right immediately prior to such event to exercise his or her Option or SAR to the extent such optionee or holder is otherwise able to do so in accordance with this Plan (including Section 5 hereof) or his individual Option or SAR agreement; provided, further, that any such cancellation pursuant to this Section 4.2(e) shall be contingent upon the payment to the affected Participants of an amount equal to (i) in the case of any out-of-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the value of such Option or SAR, as determined by the Committee or the Board of Directors, as applicable, in its sole discretion, and (ii) in the case of an in-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the exercise price of such Option or SAR multiplied by the number of shares of Stock subject to the Option or SAR.

(f)  In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

(g)  Any adjustments pursuant to Section 4.2(e) shall be made by the Board or Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive, regardless of whether or not any such adjustment shall have the result of causing an ISO to cease to qualify as an ISO.

(h)  Except as hereinbefore expressly provided in this Section 4, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award, unless the Committee shall otherwise determine.

(i)  The grant of any Award pursuant to this Plan shall not adversely affect in any way the right or power of the Company (A) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (B) to merge or consolidate, (C) to dissolve, liquidate or sell, or transfer all or any part of its business or assets or (D) to issue any bonds, debentures, preferred or other preference stock ahead of or affecting the Stock. If any action described in the preceding sentence results in a fractional share for any Participant under any Award hereunder, such fraction shall be completely disregarded and the Participant shall be entitled only to the whole number of shares resulting from such adjustment.

4.3  General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4  Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant or by an election to have shares withheld, but only to the extent of the minimum amount required to be withheld under applicable law.

4.5  Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6  Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7  Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

4.8  Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9  Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10  Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11  Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12  Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13  Limitation of Implied Rights.

(a)  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor shall it give any non-employee any rights to retain any relationship with the Company, nor shall any Participant have any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14  Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and shall be signed, made or presented by the proper party or parties.

SECTION 5

COMMITTEE

5.1  Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 5. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are non-employee Directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, are outside Directors within the meaning of Code Section 162(m) and found to be “independent” by the Board of Directors, in accordance with applicable NASDAQ standards (currently defined in Rule 4200 of the NASD Manual). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, bearing in mind any applicable NASDAQ Shareholder approval rule. Unless otherwise determined by the Board, Interland’s Compensation Committee shall be designated as the “Committee” hereunder.

5.2  Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares or other consideration covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards to determine whether an Award, will be jointly, singly, or in combination with other Awards, or as replacements or alternatives to other Awards, and subject to the restrictions imposed by Section 6, to cancel or suspend Awards, to correct any defect, supply any omission, or reconcile any inconsistency, and to waive or otherwise modify any vesting or other restrictions contained in the Plan or any Awards. The Committee may also, without obtaining stockholder approval, amend any outstanding Award to provide the holder thereof with additional rights or benefits of the type otherwise permitted by the Plan, including without limitation, extending the term thereof; provided, however, that in no event may the term of any Option or SAR exceed ten years.

(b)  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

(c)  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

5.3  Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers hereunder, including without limitation, the power to designate Participants hereunder and determine the amount, timing and terms of Awards hereunder, to any person or persons selected by it, including without limitation, any executive officer of the Company. Any such allocation or delegation may be revoked by the Committee at any time.

5.4  Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive unless the Committee determines such records to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6

AMENDMENT AND TERMINATION

(a)  The Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval:

(i)  any increase in the number of shares that may be delivered under the Plan (except by certain adjustments provided for under the Plan);

(ii)  any change in the class of persons eligible to receive Awards under the Plan;

(iii)  any change in the requirements of Section 2.2 hereof regarding the Exercise Price;

(iv)  any other amendment to the Plan that would require approval of the Company’s stockholders under applicable law, regulation or rule.

Notwithstanding any of the foregoing, adjustments pursuant to paragraph 4.2(d) shall not be subject to the foregoing limitations of this Section 6.

(b)  Awards may not be granted under the Plan after the date of termination of the Plan, but Awards granted prior to that date shall continue to be exercisable or vest according to their terms.

(c)  The Committee may not, without first obtaining stockholder approval, “reprice” outstanding Options or SARs as such term is used by the SEC or otherwise lower their exercise or base prices, or make any material amendment to the Plan in violation of NASDAQ requirements.

SECTION 7

CHANGE IN CONTROL

Subject to the provisions of paragraph 4.2(d) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control as defined in Section 8:

(a)  All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)  All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)  All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)  Affiliated Company. The term “Affiliated Company” means any company controlled by, controlling or under common control with the Company.

(b)  Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

(c)  Board. The term “Board” shall mean the Board of Directors of the Company.

(d)  Change in Control. The term “Change in Control” means a change in the beneficial ownership of the Company’s voting stock or a change in the composition of the Board which occurs as follows:

(i)  Any “person,” including a “syndication” or “group” as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding “Voting Securities,” which is any security which ordinarily possesses the power to vote in the election of the Board of Directors of a corporation without the happening of any precondition or contingency;

(ii)  The Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 80% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of the Company in their capacities as such immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date;

(iii)  If at any time the following do not constitute a majority of the Board of Directors of the Company (or any successor entity referred to in clause (ii) above): Persons who, prior to their election as a Director of the Company (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company or the Nominating and Corporate Governance Committee thereof; or

(iv)  The Company transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of the Company.

(e)  Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)  Eligible Grantee. With respect to ISOs, the term “Eligible Grantee” shall mean any employee of the Company or a Subsidiary. With respect to Awards other than ISOs, the term “Eligible Grantee” shall mean any employee, officer of director of the Company or a Subsidiary, and consultants, independent contractors and advisors to the Company or any Subsidiary, provided that such consultants, contractors and advisors provide bona fide services none of which are in connection with the offer or sale of securities in a capital-raising transaction. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Award shall not become vested prior to the date the employee first performs such services.

(g)  Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, shall be the value of a share of the Company Common Stock determined as follows:

(i)  if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(ii)  if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(iii)  if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

(iv)  if none of the foregoing is applicable, by the Committee in good faith.

(h)  Individual Agreement. “Individual Agreement” means a written employment or similar agreement between a Participant and the Company or one of its Subsidiaries or a written Award grant agreement under the Plan.

(i)  Subsidiaries. The term “Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee.

(j)  Stock. The term “Stock” shall mean shares of common stock of the Company.

SECTION 9

GOVERNING LAW

This Plan shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that the Minnesota Business Corporation Act shall be applicable.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Interland, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Interland, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: INLND1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INTERLAND, INC.

1. ELECTION OF DIRECTORS:

01) Joel J. Kocher
02) John B. Balousek
03) John Patrick Crecine
04) Efrem Gerszberg
05) Seymour Holtzman
06) Alex Kazerani
07) Robert T. Slezak
08) Jeffrey M. Stibel
09) Robert Lee

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's name on the line below.

____

and in their discretion, upon such other matter or matters which may properly come before the Annual Meeting.

	For	Against	Abstain
2. APPROVAL OF INTERLAND, INC. 2005 EQUITY INCENTIVE PLAN	☐	☐	☐

(This Proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all persons having an interest therein should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

INTERLAND, INC.

303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia 30303

2005 ANNUAL MEETING OF SHAREHOLDERS

August 31, 2005

The undersigned shareholder(s) of Interland, Inc., a Minnesota corporation, hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Shareholders and the Proxy Statement, each dated August 16, 2005, and hereby appoints Jeffrey M. Stibel, Allen L. Shulman, and Jonathan B. Wilson and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of Interland, Inc., to be held on August 31, 2005, at 10:00 a.m. Eastern Time, at the JW Marriott Hotel, 3300 Lenox Road, Atlanta, Georgia 30326, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), and to vote, as designated on the proposals on the reverse side, all shares of Interland, Inc. common stock which the undersigned would be entitled to vote, if then and there personally present, on the proposals set forth on the reverse side.

The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR item 1 and FOR item 2 on the reverse side. If any other matters properly come before the Annual Meeting, the persons named in this Proxy will vote in their discretion. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee whom shall be designated by the then present Board of Directors to fill the vacancy or for the balance of those nominees named without a substitute.